                                    Exhibit 4

                                                                      EXHIBIT 4


                                 COMMERCIAL BANK

                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN



ARTICLE I -PURPOSE...............................................................................................12

ARTICLE II -DEFINITIONS..........................................................................................12
         2.1      Definitions....................................................................................12

ARTICLE III -PARTICIPATION AND SERVICE...........................................................................28
         3.1      Participation..................................................................................28
         3.2      Service........................................................................................28
         3.3      Inactive Status................................................................................28
         3.4      Participation and Service Upon Reemployment....................................................29

ARTICLE IV -CONTRIBUTIONS AND FORFEITURES........................................................................30
         4.1      Employer Contributions.........................................................................30
         4.2      Participant Elective Deferrals.................................................................32
         4.3      After-Tax Contributions by Participants........................................................37
         4.4      Limitations on Employee and Matching Contributions.............................................37
         4.5      Final Disposition of Forfeitures...............................................................42
         4.6      Rollover or Transfer Amount from Other Plans...................................................43
         4.7      Independent Appraisal of Employer Stock........................................................44

ARTICLE V -ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.................................................................44
         5.1      Maintenance of Accounts:.......................................................................44
         5.2      Account Adjustments............................................................................47
         5.3      Limitation on Allocations......................................................................50

ARTICLE VI -BENEFITS.............................................................................................57
         6.1      Benefit Distributions..........................................................................57
         6.2      Normal Retirement, Early Retirement or Disability..............................................57
         6.3      Death..........................................................................................58
         6.4      Termination for Other Reasons..................................................................59
         6.5      Payments of Benefits...........................................................................61
         6.6      Distribution Restrictions......................................................................69
         6.7      Waiver of Distribution Restrictions............................................................73
         6.8      Investment Direction...........................................................................73
         6.9      Dividend Distributions.........................................................................74
         6.10     Voting Employer Stock..........................................................................75
         6.11     Diversification of Investments.................................................................76
         6.12     Rights, Options and Restrictions on Employer Stock.............................................77
         6.13     Securities and Exchange Commission Approval....................................................78
         6.14     Hardship Withdrawals of Elective Deferrals.....................................................78
         6.15     Loans to Participants..........................................................................79

ARTICLE VII -TRUST FUND..........................................................................................81
         7.1      Trust Contributions............................................................................81
         7.2      Investment of Trust Assets.....................................................................82

ARTICLE VIII -ADMINISTRATION.....................................................................................84
         8.1      Allocation of Responsibility Among Fiduciaries.................................................84
         8.2      Appointment of Committee.......................................................................85
         8.3      Claims Procedure...............................................................................86
         8.4      Records and Reports............................................................................86
         8.5      Other Committee Powers and Duties..............................................................86




         8.6      Rules and Decisions............................................................................87
         8.7      Authorization of Benefit Payments..............................................................87
         8.8      Application and Forms for Benefits.............................................................87
         8.9      Facility of Payment............................................................................87
         8.10     Indemnification of the Committee...............................................................87

ARTICLE IX -MISCELLANEOUS........................................................................................88
         9.1      Nonguarantee of Employment.....................................................................88
         9.2      Rights to Trust Assets.........................................................................88
         9.3      Nonalienation of Benefits......................................................................88
         9.4      Discontinuance of Employer Contributions.......................................................88
         9.5      Controlled Group of Corporations...............................................................88
         9.6      Control of Trades or Businesses by Owner-Employee..............................................88
         9.7      Leased Employees...............................................................................89
         9.8      Unclaimed Pension Checks.......................................................................90
         9.9      Correction of Errors...........................................................................90
         9.10     Construction...................................................................................90

ARTICLE X -AMENDMENTS AND ACTION BY EMPLOYER.....................................................................90
         10.1     Amendments.....................................................................................90
         10.2     Action by Employer.............................................................................91
         10.3     Amendment or Change of Vesting Schedule........................................................91

ARTICLE XI -SUCCESSOR EMPLOYER, MERGER OR CONSOLIDATION..........................................................91
         11.1     Successor Employer.............................................................................91
         11.2     Plan Assets....................................................................................91

ARTICLE XII -PLAN TERMINATION....................................................................................92
         12.1     Right to Terminate.............................................................................92
         12.2     Partial Termination............................................................................92
         12.3     Liquidation of the Trust Fund..................................................................92
         12.4     Manner of Distribution.........................................................................93

ARTICLE XIII -TOP-HEAVY PLAN RESTRICTIONS........................................................................93
         13.1     General Rule...................................................................................93
         13.2     Top-Heavy Test.................................................................................93
         13.3     Superseding Rules..............................................................................95
         13.4     Special Definitions............................................................................96




                                 COMMERCIAL BANK

                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                              ARTICLE I - PURPOSE

         Effective January 1, 1989, Commercial National Bank adopted a restated version of the Commercial National Bank Employee Retirement and Savings Investment Plan. Effective as of January 1, 1997 Commercial Bank has amended and restated and changed the name of such plan to the Commercial Bank Employee Savings and Stock Ownership Plan the purpose of which is to enable present and future employees to acquire stock ownership interests in Commercial National Financial Corporation.

         The Plan consists of two portions. The first portion (the "ESOP Portion") is a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended and an employee savings and stock ownership plan under
Section 4975(e)(7) of the Code. Therefore, funds accumulated pursuant to this Plan and the Trust established hereunder will be invested primarily or totally in qualifying employer securities, as defined in Section 409(1) of the Internal Revenue Code and Section 407(d)(5) of ERISA, in the form of shares of common stock or preferred stock (meeting certain requirements) of Commercial National Financial Corporation or an Affiliated Employer.

         The second portion (the "401(k) Portion") is a profit sharing plan under Section 401(a) of the Code that includes a "cash or deferred arrangement" under Section 401(k) of the Code. If permitted by the Employer's Board of Directors, employees may invest their elective deferrals in Employer Stock.

         The provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date. The rights and benefits, if any, of an Employee who terminates employment prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date of his employment termination.


                           ARTICLE II - DEFINITIONS


         2.1 Definitions: The following words and phrases shall, when used herein, have the following respective meanings unless their context clearly indicates otherwise:

                  (a) Acquisition Loan: A loan or other extension of credit used by the Trustee to finance the acquisition of Employer Stock.

                  (b)      Actual Deferral Percentage or ADP:

                           (1)      For a specified group of Participants for a
Plan Year, the average of the ratios (calculated separately for each Participant in such group) of:

                                    [a] the amount of Employer Contributions
actually paid to the Trust on behalf of each such Eligible Participant for such Plan Year, to

                                    [b] the Eligible Participant's Compensation
for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                          (2)       Employer contributions on behalf of any
Participant shall include:

                                    [a] any Elective Deferrals made pursuant to
the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding:

                                            [1] Excess Elective Deferrals of
Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or Plans of this Employer; and

                                            [2] Elective Deferrals that are
taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and

                                    [b] at the election of the Employer,
Qualified Nonelective Contributions and Qualified Matching Contributions.

                                    For purposes of computing Actual Deferral
Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                          (3)       The ADP for any Eligible Participant who is
a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or
both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

                           (4)      In the event that this Plan satisfies the
requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989 plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

                           (5)       For purposes of determining the ADP of a
Participant who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (c) Adjustment Factor: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

                  (d) Affiliated Employer: The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                  (e) Annual Additions: With respect to each Plan Year, the sum of the following amounts allocated to a Participant's account during the Limitation Year:

                           (1)   Employer contributions,

                           (2)   Employee contributions,

                           (3)   Forfeitures, and

                           (4)   Amounts allocated after March 31, 1984 to an
individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer are treated as Annual Additions to a defined contribution plan.

                                    For this purpose, any excess amount applied
under Sections 5.3(a)(1)-(4) or Section 5.3(b) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

                           Employee contributions shall not include Rollover or
Transfer Amounts for purposes of this definition of Annual Additions.

                           The Annual Addition for any Limitation Year beginning
before January 1, 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.

                  (f) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.

                  (g) Beneficiary: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.4 to receive any death benefit which shall be payable under this Plan.

                  (h) Board of Directors: The Employer's governing body according to law and the Employer's governing documents.

                  (i) Break in Service: A twelve consecutive month period during which an Employee completes 500 or fewer Hours of Service shall constitute a one year Break in Service. Breaks in Service will be measured on the same Eligibility Computation Period as are Years of Service.

                  (j) Committee: The ESOP Committee appointed by the Board of Directors in accordance with Article VIII.

                  (k) Compensation: Compensation shall mean the total of all amounts paid to a Participant by the Employer for personal services determined on the same basis as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2).

                  The following rules shall apply for purposes of this definition:

                           (1)       Any Employee pre-tax salary reduction
contributions to a tax deferred annuity under Code Section 403(b) or to a cafeteria plan under Code Section 125 or to a deferred compensation plan under either of Code Sections 401(k) or 402(h)(1)(B) shall be included in Compensation for purposes hereof.

                           (2)       Any benefits paid under this and any other
deferred compensation plan and any qualified retirement plan shall be excluded from Compensation for purposes hereof.

                           (3)       For purposes of Employer contributions
under Section 4.1(b) and allocations thereof under Section 5.2, Compensation shall not include any Compensation paid to the Participant prior to the date his participation in the Plan commenced.

                           (4)       For any Plan Year beginning on or after
January 1, 1989, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

                           (5)      In addition to other applicable limitations
set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of few than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                                    For Plan years beginning on or after January
1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                                    If compensation for any prior determination
period is taken into account in determining an employee's benefits accruing in the current Plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                  (l) Disability: Disability means a physical or mental disorder resulting from a bodily injury or disease or mental disorder which renders a Participant incapable of continuing in the employment of the Employer within the meaning of the Social Security laws.

                  (m) Disqualified Person: Fiduciaries, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated employee as this term is defined in Code Section 4975(e)(2).

                  (n) Effective Date: January 1, 1997, the date on which the provisions of this restated Plan become effective.

                  (o) Elective Deferral Account: The account maintained for the purpose of recording a Participant's Elective Deferral Contributions and adjustments relating thereto.

                  (p) Elective Deferral Contributions or Elective Deferrals: The contributions made to the Plan during the Plan Year by the Employer at the election of the Participant in lieu of cash compensation. These contributions shall be made pursuant to an elective deferral agreement.

                  (q) Eligibility Computation Period: The 12 consecutive month period used to determine whether an Employee has completed a Year of Service or incurred a Break in Service for purposes of determining his or her eligibility to participate under Article III. The initial Eligibility Computation Period shall commence on the employment commencement date (the date on which the Employee first performs an Hour of Service). The Eligibility Computation Period thereafter shall be the same as a Plan Year, commencing with the Plan Year which includes the first anniversary of the Employee's employment commencement date and succeeding Plan Years.

                           In the event that a reemployed Employee does not
participate as of his reemployment date, said Employee's Eligibility Computation Period shall commence on his reemployment commencement date (the date on which the reemployed Employee first performs an Hour of Service during his reemployment). The reemployment Eligibility Computation Period thereafter shall be the same as the Plan Year commencing with the Plan Year which includes the first anniversary of the Employee's reemployment commencement date, and succeeding Plan Years.

                  (r) Employee: Any person other than an independent contractor who, on or after the Effective Date, is receiving remuneration for personal services rendered the Employer (or who would be receiving such remuneration except for an Authorized Leave of Absence) or for personal services rendered to any other employer required to be aggregated with such Employer under Code Sections 414(b), (c), (m) or (o). Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous sentence as provided in Code Sections 414(n) or (o). Employee shall not include any individual who is a member of a collective bargaining unit for whom retirement benefits have been the subject of good faith bargaining.

                  (s) Employee Contribution Account: The account maintained for a Participant to record his contributions and adjustments relating thereto.

                  (t) Employer: Commercial Bank, a banking organization organized and existing under the laws of the State of Michigan, or its successors. For purposes of this Plan, Employer also includes an Affiliated Employer and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code
Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

                  (u) Employer Discretionary Contribution Account: The account maintained for a Participant to record his share of the Employer Profit Sharing Contributions made pursuant to Section 4.1(b)(1) and adjustments related thereto.

                  (v) Employer Matching Contributions: Any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Elective Deferrals.

                  (w) Employer Matching Contribution Account: The account maintained for a Participant to record his share of the Employer Matching Contributions made pursuant to Section 4.1(b)(2) and adjustments relating thereto.

                  (x) Employer Profit Sharing Contributions: Those discretionary Nonelective Contributions made pursuant to Section 4.1(b)(1).

                  (y) Employer Stock: Common stock of the Employer or an Affiliated Employer which is a qualifying employer security as defined in
Section 4975(e)(8) of the Internal Revenue Code and Section 407(d)(5) of ERISA and which, except as otherwise herein provided, is not subject to a put, call, or other option or buy-sell or similar agreement while held by and when distributed from the Plan, regardless of whether the Plan is then a leveraged employee savings and stock ownership plan. Employer Stock may also mean preferred stock of the Employer or an Affiliated Employer as defined in Section 409(l) of the Internal Revenue Code.

                  (z) Employer Stock Account: The sub-account maintained for a Participant to record his share of the contributions of Employer Stock and adjustments relating thereto.

                  (aa) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (bb) ESOP Portion: The portion of the Plan which is a stock bonus plan under Section 401(a) of the Code and an employee savings and stock ownership plan described in Section 4975(e)(7) of the Code which became effective January 1, 1997.

                  (cc) 401(k) Portion: The portion of the Plan which is a profit sharing plan under Section 401(a) of the Code that includes a "cash or deferred arrangement" under Section 401(k) of the Code.

                  (dd) Family Member: An individual described in Section 414(q)(6)(B) of the Code.

                  (ee) Fiduciaries: The Employer, the Committee, the Trustee and any designated Investment Manager, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in
Section 8.1.

                  (ff) Financed Shares: Shares of Employer Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

                  (gg) Forfeitures: The non-vested portion of a Participant's Nonelective Contribution Account which is forfeited in accordance with Section 4.5.

                  (hh) Highly Compensated Employee: The term Highly Compensated Employee includes Highly Compensated Active Employees and Highly Compensated Former Employees.

                           (1)      A Highly Compensated Active Employee
includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

                                    [a] received compensation from the Employer
in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

                                    [b] received compensation from the Employer
in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or

                                    [c] was an officer of the Employer and
received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A).

                           (2)      The term Highly Compensated Employee also
includes:

                                    [a] Employees who are both described in the
preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most compensation from the Employer during the determination year; and
                                    [b] Employees who are five percent (5%)
owners at any time during the look-back year or determination year.

                           (3)      If no officer has satisfied the compensation
requirement of (1)[b] above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                           (4)      For purposes of this Section, the
determination year is the Plan Year. The look-back year is the twelve-month period immediately preceding the determination year.

                           (5)      A Highly Compensated Former Employee
includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                           (6)      If an Employee is, during a determination
year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                           (7)      The determination of who is a Highly
Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

                  (ii)     Hour of Service:

                           (1)      Each hour for which an Employee is paid, or
entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

                           (2)      Each hour for which an Employee is paid, or
entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

                           (3)      Each hour for which back pay, irrespective
of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph
(2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                           (4)      Hours of Service shall be determined on the
basis of actual hours for which an Employee is paid or entitled to payment.

                           (5)      Where the Employer maintains the plan of a
predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

                           (6)      Hours of Service will be credited for
employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

                           (7)      Hours of Service will also be credited for
any individual considered an Employee for purposes of this Plan under Code
Section 414(n) or Code Section 414(o) and the regulations thereunder.

                           (8)      Solely for purposes of determining whether a
Break in Service (as defined in Section 2.1) has occurred in a computation period under the Plan, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, for 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

                                    [a] by reason of the pregnancy of the
individual;

                                    [b] by reason of a birth of a child of the
individual;

                                    [c] by reason of the placement of a child
with the individual in connection with the adoption of such child by such individual; or

                                    [d] for purposes of caring for such child
for a period beginning immediately following such birth or placement.

                                    The Hours of Service credited under this
paragraph (8) shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period. In all other cases, Hours of Service credited under this paragraph shall be credited in the next following computation period.

                           (9)      For purposes of vesting, an individual shall
not receive credit for any Hours of Service completed with the Employer prior to the time he or she attains age eighteen (18).

                  (jj) Income: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value.

                  (kk) Internal Revenue Code or Code: The Internal Revenue Code of 1986, as amended.

                  (ll) Joint and One-Half Survivor Annuity: Joint and One-Half Survivor Annuity is an immediate annuity for the life of the Participant with a survivor annuity payable to the Participant's Spouse or Beneficiary in periodic payments equal to one-half of the amount payable during the life of the Participant. The combined value of both annuities shall be an amount equal to the Participant's account balance at the date of determination.

                      Notwithstanding the foregoing, a Joint and One-Half Survivor Annuity for a Participant who is not married is an immediate annuity for the life of the Participant.
                      (mm) Leased Employee: Any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer will be treated as provided by the recipient Employer.

                           A Leased Employee will not be considered an Employee
of the recipient if the requirements of (1) and (2) below are met:

                           (1) Such employee is covered by a money purchase
pension plan providing:

                                    [a] a nonintegrated employer contribution
rate of at least ten percent (10%) of compensation (as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under any of Code Sections 125, 402(a)(8), 402(h) or 403(b));

                                    [b] immediate participation; and

                                    [c] full and immediate vesting.

                           (2) Leased Employees do not constitute more than
twenty percent (20%) of the recipient's nonhighly compensated workforce.

                  (nn) Loan Suspense Account: The account to which Financed Shares are initially allocated. Financed Shares shall be released from the Loan Suspense Account in accordance with Section 5.1.

                  (oo) Nonhighly Compensated Participant: An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

                  (pp) Normal Retirement Age: For all purposes under this Plan, the Normal Retirement Age shall be 62.

                  (qq) Other Investments Account: The sub-account maintained for a Participant to record his share of contributions of Trust assets other than Employer Stock and adjustments relating thereto.

                  (rr) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

                  (ss) Plan: The Commercial Bank Employee Savings and

Stock Ownership Plan, the Plan set forth herein, as amended from time to time.

                  (tt) Plan Administrator: The person or entity appointed under the provisions of Article VIII to administer the Plan.

                  (uu) Plan Year: The 12-month period commencing on January 1 and ending on December 31.

                  (vv) Qualified Election Period: For purposes of Section 6.10, "Qualified Election Period" shall mean the six Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a Qualified Participant; or, (ii) the first Plan Year beginning after December 31, 1986; provided, however, that the Committee may elect to treat an Employee first becoming a Qualified Participant in the Plan Year beginning in 1987 as having become a Qualified Participant in the Plan Year beginning in 1988.

                  (ww) Qualified Matching Contributions: Matching contributions made by the Employer and allocated to a Participant's accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are 100% vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earliest of:

                           (1) separation from service, death or disability of
the Participant;

                           (2) attainment of age 59 1/2 by the Participant;

                           (3) termination of the Plan without establishment of
a successor plan;

                           (4) the events specified in Section 12.3 hereof; or

                           (5) for Plan Years beginning before January 1, 1989,
upon hardship of the Participant.

                           In lieu of distributing Excess Contributions as
provided in Section 4.2 or Excess Aggregate Contributions as provided in Section 4.4, the Employer may, as determined by the Board of Directors, make Qualified Matching Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy either the ADP test or the ACP test, or both, pursuant to regulations under the Code.

                           In the event that the Employer Matching Contributions
provided for in Section 4.1(b) meet all of the requirements of this Section, they shall be deemed to be Qualified Matching Contributions for purposes of the ADP and ACP tests.

                  (xx) Qualified Nonelective Contributions: Contributions (other than Matching Employer Contributions) made by the Employer and allocated to a Participant's accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are 100% vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earliest of:

                           (1) separation from service, death, or disability of
the Participant;

                           (2) attainment of age 59 1/2 by the Participant;

                           (3) termination of the Plan without establishment of
a successor plan;

                           (4) the events specified in Section 12.3 hereof; or

                           (5) for Plan Years beginning before January 1, 1989,
upon hardship of the Participant.

                           In lieu of distributing Excess Contributions as
provided in Section 4.2 or Excess Aggregate Contributions as provided in Section 4.4, the Employer may, as determined by the Board of Directors, make Qualified Nonelective Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy either the ADP test or the ACP test, or both, pursuant to regulations under the Code.

                           In the event that the Employer Profit Sharing
Contributions provided for in Section 4.1(a) meet all of the requirements of this Section, they shall be deemed to be Qualified Nonelective Contributions for purposes of the ADP and ACP tests.

                  (yy) Qualified Participant: For purposes of Section 6.10, "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation.

                  (zz) Service: A Participant's period of employment with the Employer determined in accordance with Section 3.2.

                  (aaa) Shareholder-Employee: Any Employee who is a shareholder of an electing small business corporation under Internal Revenue Code Section 1362.

                  (bbb) Spouse or Surviving Spouse: The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

                  (ccc) Transfer Account: The account maintained for a Participant to record amounts transferred to the Trust Fund pursuant to Section
4.6 and adjustments relating thereto.

                  (ddd) Trust (or Trust Fund): The fund known as the Commercial Bank Employee Stock Ownership Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

                  (eee) Trustee: The corporation or individual(s) appointed by the Board of Directors of the Employer to administer the Trust.

                  (fff) Valuation Date: The last day of each Plan Year or the date on which a special valuation is made in the sole discretion of the Committee.

                  (ggg) Year of Service: A 12-consecutive month period during which an Employee has not less than 1,000 Hours of Service. Employment at either the beginning or the end of the applicable computation period shall not be determinative of whether a Year of Service has been completed, a Year of Service having been completed if the Employee has 1,000 or more Hours of Service at any time during the applicable computation period; provided, however, for purposes of allocating contributions, income and forfeitures, an Employee who terminates employment on or after normal retirement age or who dies or is Disabled during a given Plan Year shall always be deemed to have completed 1,000 Hours during said Year. If the Plan's service requirement for purposes of eligibility to participate includes a fraction less than one (1), said fraction will be deemed to be completed upon completion of one Hour of Service in the relevant computation period.

                           If the Employer maintains the Plan of a predecessor
employer, Service with such employer shall be treated as service for the Employer.

                           The method of crediting Years of Service for purposes
of vesting and eligibility for any entity not included as an Employer as of the date this restated Plan is adopted shall be determined pursuant to Board Resolutions of Commercial Bank when approving the participation of the new entity as an Employer Member. Such method of crediting Years of Service for purposes of eligibility and vesting shall be recorded in the

Administrative Procedures of the Plan.

                  (hhh) Vesting Computation Period: The 12 consecutive month period used to determine whether an Employee has completed a Year of Service for purposes of vesting. The initial Vesting Computation Period shall be measured on the basis of the Plan Year commencing with the Plan Year during which the Employee first performs an Hour of Service for the Employer and continuing with each subsequent Plan Year thereafter.


                    ARTICLE III - PARTICIPATION AND SERVICE

         3.1 Participation: Any Employee included under the prior provisions of the Plan as of December 31, 1996 shall continue to participate in accordance with the provisions of this amended and restated Plan. Effective for the Plan Year beginning January 1, 1997, any other Employee shall become a Participant as of the January 1 or July 1 thereafter coinciding with, or next following, the date upon which the Employee satisfies the following:

                  (a) Completion of ninety (90) days of employment with the Employer, and

                  (b) Attainment of 21 years of age, provided such Employee is so employed on such January 1 or July 1.

         3.2 Service: A Participant's eligibility for benefits under the Plan shall be based on his period of Service, determined in accordance with the following:

                  (a) Service Prior to the Effective Date for Continuing
Participants: For a Participant as of the Effective Date who had been covered under the prior provisions of the Plan, the Participant's Service credit under the Plan prior to the Effective Date shall be counted as Service.

                  (b) Service for Employees Participating From and After the Effective Date: Subject to the reemployment provisions of Section 3.4, an Employee shall accrue a Year of Service for each Eligibility Computation Period or Vesting Computation Period in which he has 1,000 or more Hours of Service.

         3.3 Inactive Status: In the event that any Participant shall fail, in any Plan Year of his employment after the

Effective Date, to accumulate 1,000 Hours of Service, his accounts shall be placed on inactive status. In such case, such Plan Year shall not be considered as a period of Service for the purpose of determining the Participant's vested interest in accordance with Section 6.3, and the Participant shall not share in the Employer Profit Sharing Contribution under Section 4.1(b) or in the Forfeiture allocations for any such Plan Year, but he shall continue to receive Income allocations in accordance with Section 5.2. In the event such Participant accumulates 1,000 Hours of Service in a subsequent Plan Year, his accounts shall revert to active status with full rights and privileges under this Plan restored.

         3.4 Participation and Service Upon Reemployment: If an Employee has a one-year Break in Service before satisfying the Plan's requirement for eligibility, service before such Break will not be taken into account. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer prior to the Effective Date his rights upon reemployment shall be determined in accordance with the Plan in effect on the date of his employment termination. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer on or after the Effective Date, the following rules shall apply in determining his Participation in the Plan and his Service under Section 3.2:

                  (a) Participation: A former Participant shall become a Participant immediately upon his return to the employ of the Employer if such former Participant had a nonforfeitable right to all or a portion of his account balance derived from Employer contributions at the time of his termination.

                           A former Employee who did not have a nonforfeitable
right to any portion of his account balance derived from Employer contributions at the time of his termination shall be considered a new Employee, for eligibility purposes, if the number of consecutive one-year Breaks in Service equals or exceeds the greater of 5 or the aggregate number of Years of Service before such Break. If such former Employee's Years of Service before his termination may not be disregarded under other provisions of this Plan in circumstances described in the preceding sentence, such Employee shall participate immediately upon his reemployment.

                           In the event a Participant becomes ineligible to
participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a Break in Service his eligibility to participate shall be determined pursuant to the two preceding paragraphs.

                           In the event an Employee who is not a member of an
eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied any minimum age and service requirements and would previously have become a Participant had he been in the eligible class.

                  (b) Service: In the case of a Participant who has 5 or more consecutive one year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such Breaks in Service. Such Participant's pre-Break Service will count in vesting the post-Break Employer-derived account balance only if either:

                           (l) Such Participant had a nonforfeitable interest in
the account balance attributable to Employer contributions at the time of separation from service; or

                           (2) Upon returning to service the number of
consecutive one year Breaks in Service is less than the number of Years of Service.

Separate accounts will be maintained for the Participant's pre-Break and post-Break Employer-derived account balance. Both accounts will share in the earnings and losses of the fund.

                  In the case of a Participant who has fewer than five consecutive one year Breaks in Service, service shall be credited pursuant to
Section 3.2 hereof.

                  Notwithstanding the foregoing, for purposes of computing vested benefits under Section 6.3 in the case of any Employee who has any one-year Break in Service, Years of Service before such Break shall not be taken into account until the Employee has completed one Year of Service after his reemployment.


                   ARTICLE IV - CONTRIBUTIONS AND FORFEITURES

         4.1 Employer Contributions: All of the following types of Employer Contributions shall be made to the Plan without regard to current or accumulated earnings and profits for the taxable year or years in question. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan and an employee savings and stock ownership plan for purposes of Code Sections 401(a), 402, 412 and 417. In no event will the total of all contributions made by the Employer pursuant to this Section 4.1 exceed the maximum deductible amount permitted by the Internal Revenue Code of 1986, as amended, nor shall it exceed the maximum addition allowable for such year as provided in Section 5.3.

                  (a) Elective Deferral Contributions: The Employer shall, for each Plan Year, contribute to the Trust Fund an amount equal to the total amount of contributions agreed to be made by it pursuant to elective deferral agreements under Plan Section 4.2 entered into between the Employer and Participants for said Plan Year. Contributions made by the Employer for a given Plan Year pursuant to elective deferral agreements under Section 4.2 shall be deposited in the Trust Fund no later than the earlier of (a) 30 days following the end of said Plan Year or (b) the date the Employer files its federal income tax return for said Plan Year. Any such contributions, once deposited in the Trust, shall remain in the Trust and will be administered according to the terms of this Plan, regardless of whether the Participant for whom such contributions were made is placed on inactive status during said Plan Year.

                  (b) Nonelective Contributions:

                           (1) Employer Profit Sharing Contributions: The
Employer shall, for each Plan Year, contribute to the Trust Fund the amount determined by resolution of the Board of Directors adopted on or before the last day of each Plan Year, to be held and administered in Trust by the Trustee according to the terms of this Plan. In no case, however, shall the Employer's contribution exceed the maximum deductible amount permitted by the Internal Revenue Code of 1986, as amended. A contribution may be made in either cash or shares of Employer Stock as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Profit Sharing Contributions may be paid as provided in Section 7.2(d), with notice to the Trustee. The Employer may make discretionary contributions to the Trust Fund to the extent necessary to provide the Trustee with sufficient funds to pay any currently maturing obligations under any Acquisition Loan.


                           (2) Employer Matching Contributions: Subject to the
limitations of Section 4.4, the Employer shall for each Plan Year contribute to the Trust Fund an amount equal to such amount for every one dollar ($1.00) of Elective Deferral Contributions made by each Participant who was not placed on inactive status during the Year and who was employed by the Employer on the last day of the Plan Year (unless such Participant fails to satisfy these standards as a result of terminating employment on or after Normal Retirement Age or due to death or Disability) as is determined by resolution of the Board of Directors adopted on or before the last day of each Plan Year. Employer Matching Contributions may be made in the form of cash or Employer Stock as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Matching

Contributions may be paid as provided in Section 7.2(d) with notice to the Trustee. Employer Matching Contributions may also be used to repay any currently maturing obligations under any Acquisition Loan.

                           If a Participant does not make Elective Deferral
Contributions to the Plan during the entire Plan Year, he or she shall be entitled to Employer Matching Contributions based on Compensation paid during the time period during which he or she made Elective Deferrals. All such Employer Matching Contributions shall be deposited in the Trust Fund not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions which have been granted for the filing of such return.

                           Notwithstanding the foregoing, the following special
rules apply:

                                    [a] If in any given Plan Year the
requirement that Participants be active (complete 1,000 or more Hours of Service during the Plan Year) in order to receive an Employer Matching Contribution would cause the Plan to fail the minimum participation rules of Code Section 401(a)(26) or the minimum coverage rules of Code Section 410(b), the number of Hours of Service which constitutes active status shall be reduced in a uniform manner to the extent necessary to satisfy Code Sections 401(a)(26) and/or 410(b).

                                    [b] If in any given Plan Year the
requirement that Participants be employed by the Employer on the last day of the Plan Year in order to receive an Employer Matching Contribution would cause the Plan to fail the minimum participation rules of Code Section 401(a)(26) or the minimum coverage rules of Code Section 410(b), the date on which employment is required during the given Plan Year shall be backed up in a uniform manner to the extent necessary to satisfy Code Sections 401(a)(26) and/or 410(b).

         4.2 Participant Elective Deferrals: A Participant may, with the Employer's consent, elect to enter into a written elective deferral agreement with the Employer as of the dates set forth in Administrative Procedures adopted by the Employer which will be applicable to all subsequent payroll periods within such Plan Year. The terms of any such elective deferral agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any amount consistent with rules adopted and uniformly administered by the Plan Administrator not to exceed such percent of said Compensation as the Plan Administrator deems appropriate in view of the anti-discrimination provisions of Code Section 401(k) and regulations thereunder (but in no event greater than 15% of said Compensation). No Employee shall be permitted to have Elective

Deferrals made under this Plan or any other qualified plan maintained by the Employer during any calendar year in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. In the event any Participant's Elective Deferrals exceed this limit, the Excess Deferral Amount shall be distributed to said Participant in the manner set forth in Section 4.2(i) below. Said Elective Deferrals may be made either from the Participant's periodic payroll checks or from any bonus compensation checks issued to the Participant as elected by the Participant in the elective deferral agreement. All such Elective Deferrals are subject to the approval of the Plan Administrator pursuant to rules adopted by and uniformly administered by the Plan Administrator. In consideration of such agreement, the Employer will make an Elective Deferral contribution to the Participant's Elective Deferral Account on behalf of the Participant for such year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the elective deferral agreement.

                  Amounts credited to a Participant's Elective Deferral Account shall be 100% vested and nonforfeitable at all times. If a Participant enters into an elective deferral agreement with the Employer for a given Plan Year, his Compensation for such Plan Year for all other purposes of this Plan, unless otherwise noted, shall be equal to his Compensation before application of the elective deferral agreement.

                  The following additional rules shall apply to the elective deferral agreement:

                  (a) A Participant's elective deferral agreement may be amended by the Participant as of the dates set forth in Administrative Procedures adopted by the Employer. A Participant may cease deferrals at any time.

                  (b) Elective deferral agreements and amendments to elective deferral agreements shall be effective as of, and shall not apply to any payroll or bonus period preceding, the payroll or bonus period next following the day the elective deferral agreement or amendment to the elective deferral agreement is executed by the Participant and the Employer.

                  (c) The Employer may amend or revoke its elective deferral agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Plan Section 5.3 for such Plan Year.

                  (d) Except as provided in this Section 4.2, an elective deferral agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

                  (e) If, for any Plan Year, the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year is larger than the greater of:

                           (1) the ADP for Eligible Participants who are
Nonhighly Compensated Employees for the Plan Year multiplied by 1.25, or

                           (2) the ADP for Eligible Participants who are
Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the ADP for Eligible Participants who are Highly Compensated Employees does not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points, the deferral amount specified in the elective deferral agreements of the Highly Compensated Employee Participants shall be reduced to the extent necessary so that the ADP for the group of Highly Compensated Employees is not more than the greater of (1) or (2) above. Such reduction shall be accomplished as set forth in Section 4.2(f) below.

                           For purposes of determining the ADP test, Elective
Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

                           The Employer shall maintain records sufficient to
demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (f) Any adjustment to Elective Deferral amounts determined under paragraph (e) above shall be made by one or both of the following means:

                           (1) First, the elective deferral agreement of such
Participant shall be amended to reduce the contribution set forth therein so that the total amount of Elective Deferral Contributions for such Participant for the Plan Year does not exceed the maximum amount determined under paragraph
(e) above.

                           (2) Next, any Excess Contributions plus any income
and minus any loss allocable thereto shall be distributed not later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the

Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

                  Excess Contributions shall be treated as Annual Additions under the Plan.

                  Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:

                           (1) income or loss allocable to the Participant's
Elective Deferral Account (and, if applicable, the Qualified Nonelective Contributions or the Qualified Matching Contributions, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and

                           (2) ten percent (10%) of the amount determined under
(1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                  Notwithstanding the foregoing, the Plan Administrator may, pursuant to a uniform and nondiscriminatory written policy, adopt a different reasonable method of allocating income or loss to Excess Contributions.

                  Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Contributions (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contributions only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and the amount of Qualified Matching Contributions.

                  Excess Contributions shall mean, with respect to any Plan Year, the excess of:

                           (1) The aggregate amount of Employer contributions
actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                           (2) The maximum amount of such contributions
permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

                  (g) For purposes of this Section 4.2 and for purposes of
Section 2.1(a), the following definitions shall apply:

                           (1) Actual Deferral Percentage shall be as defined in
Section 2.1.

                           (2) Eligible Participant shall mean any Employee of
the Employer who has met any age and service requirements of Section 3.1.

                  (h) The determination and treatment of the Elective Deferrals, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (i) If the amount of Elective Deferrals made by a Participant during any calendar year, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), 403(b), 457 or 501(c)(18) exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred, the Excess Deferral Amount and income allocable thereto shall be distributed not later than the April 15 following the calendar year in which the Excess Deferral Amount was contributed to the Plan, provided any such Participant files a claim for said Excess Deferral Amount in accordance with (2) below.

                           (1) For purposes of this Section 4.2(i), Excess
Deferral Amount shall mean those elective deferrals allocated to a Participant under this Plan which are includible in the Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.
                           (2) A Participant is deemed to notify the Plan
Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this

Plan and any other plans of the Employer. Otherwise, any Participant's claim for Excess Deferral Amounts shall:

                                    [a] be in writing;

                                    [b] be submitted to the Plan Administrator
not later than March 1 following the calendar year in which the Excess Deferral Amount was contributed to the Plan;

                                    [c] specify the Participant's Excess
Deferral Amount for the preceding calendar year; and

                                    [d] be accompanied by the Participant's
written statement that if such amounts are not distributed, such Excess Deferral Amount will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

                           (3) The Excess Deferral Amount distributed to a
Participant with respect to a calendar year shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Deferral Amounts is the sum of:

                                    [a] income or loss allocable to the
Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

                                    [b] ten percent (10%) of the amount
determined under [a] multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         4.3 After-Tax Contributions by Participants: No Employee Contributions are allowed under this Plan.

         4.4 Limitations on Employee and Matching Contributions:

                  (a) If, for any Plan Year, the Average Contribution Percentage (the "ACP") for Eligible Participants who are Highly Compensated Employees is larger than the greater of:

                           (1) the ACP for Eligible Participants who are
Nonhighly Compensated Employees for the Plan Year multiplied by 1.25, or,
                           (2) the ACP for Eligible Participants who are
Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the ACP for Eligible Participants who are Highly

Compensated Employees does not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees by more than two (2) percentage points,

the amount of Employee Contributions and Matching Employer Contributions of the Highly Compensated Participants shall be reduced to the extent necessary so that the ACP for the group of Highly Compensated Employees is not more than the greater of (1) or (2). Such reduction shall be accomplished as set forth in
Section 4.4(d) below.

                  (b) For purposes of this Section 4.4, the following definitions shall apply:

                           (1) Aggregate Limit shall mean the sum of:

                                    [a] One hundred twenty-five percent (125%)
of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA; and

                                    [b] The lesser of two hundred percent (200%)
or two (2) plus the lesser of such ADP or ACP.

                           (2) Average Contribution Percentage means the average
of the Contribution Percentages of the Eligible Participants in a group.

                           (3) Contribution Percentage shall mean the ratio
(expressed as a percentage) of a Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                           (4) Contribution Percentage Amounts shall mean the
sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                           (5) Eligible Participant shall mean any Employee who
is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

                           (6) Employee Contribution shall mean any contribution
made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                           (7) Matching Contribution shall mean an Employer
contribution made to this or any other defined contribution Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

                           (8) Excess Aggregate Contributions shall mean, with
respect to any Plan Year, the excess of:

                                    [a] the aggregate Contribution Percentage
Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                                    [b] the maximum Contribution Percentage
Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                  (c) For purposes of this Section 4.4, the following special rules shall apply:

                           (1) If one or more Highly Compensated Employees
participate in both a CODA and a plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

                           (2) The Contribution Percentage for any Eligible
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

                           (3) In the event that this Plan satisfies the
requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this
Section 4.4 shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

                           (4) For purposes of determining the Contribution
Percentage of an Eligible Participant who is a five percent owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation of Family Members (as defined in Code Section 414(q)(6)). Family Members with respect to Highly Compensated Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Eligible Participants who are Nonhighly Compensated Employees and for Eligible Participants who are Highly Compensated Employees.

                           (5) For purposes of determining the Contribution
Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                           (6) The Employer shall maintain records sufficient to
demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                           (7) The determination and treatment of the
Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (d) Any Excess Aggregate Contributions, as determined pursuant to Section 4.4(a) above and Code Section 401(m)(6)(B), plus any income and minus any loss allocable thereto shall be forfeited or distributed not later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

                           Excess Aggregate Contributions shall be adjusted for
any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of:

                           (1) income or loss allocable to the Participant's
Employee Contribution Account, Employer Matching Contribution amount (if any, and if all such amounts are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution amounts and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and

                           (2) ten percent (10%) of the amount determined under
(1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
                           Notwithstanding the foregoing, the Plan Administrator
may, pursuant to a uniform and nondiscriminatory written policy, adopt a different reasonable method of allocating income or loss to Excess Aggregate Contributions.

                           Excess Aggregate Contributions shall be distributed
in accordance with the foregoing from the Participant's Employee Contribution Account, and forfeited from the Participant's Employer Matching Contributions in proportion to the Participant's Employee Contributions and Employer Matching Contributions for the Plan Year. Amounts forfeited by Highly Compensated Employees under this Section 4.4 will be allocated, after all other forfeitures under the Plan, to the same Participants, excluding Highly Compensated Employees, in the same manner as set forth in Section 4.5.

         4.5 Final Disposition of Forfeitures: All nonvested amounts will be forfeited as of the last day of the Plan Year in which the terminated Participant's termination of employment occurs. All forfeited, nonvested amounts shall be allocated among the accounts of other Participants as of the earlier of the last day of the Plan Year in which:

                  (a) distributions commence to the terminated Participant, or

                  (b) such Participant incurs his fifth consecutive one year Break in Service.

                  If a Participant receives a distribution pursuant to Section 6.3, and the Participant resumes employment covered under the Plan, the Participant's Employer-derived account balance will be restored to the amount reflected therein on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive one year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to Section 6.3, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive one year Breaks in Service, then the Employer-derived account balance of the Participant will be restored to the amount of such deemed distribution as of the Participant's reemployment date.

                  Notwithstanding the foregoing provisions of Section 4.5, forfeitures shall first be charged against a Participant's Other Investments Account, with any remaining amount charged against his Employer Stock Account (at the current fair market value of Employer Stock on the last day of the Plan Year in which the stock is forfeited). Financed Shares shall be forfeited only after other shares of Employer Stock have been forfeited.

                  If the Participant repays a distribution pursuant to this Section 4.5 with after-tax dollars, any such repayment will be subject to the limitations contained in Section 4.4.

         4.6 Rollover or Transfer Amount from Other Plans:

                  (a) If an Employee who is eligible to participate in the Plan (regardless of whether he has satisfied any age and/or service requirements of Section 3.1), has received or is entitled to receive a distribution from a plan which meets the requirements of Code Section 401(a) (the "Other Plan"), such Participant may, in accordance with procedures approved by the Plan Administrator, rollover or transfer the distribution from the Other Plan to the Trustee provided the following conditions are met:

                           (1) the rollover or transfer occurs on or before the
60th day following his receipt of the distribution from the Other Plan, or if such distribution had previously been deposited in an Individual Retirement Account (as defined in Code Section 408), the rollover or transfer occurs on or before the 60th day following his receipt of such distribution plus earnings thereon from the Individual Retirement Account;

                           (2) the distribution from the Other Plan is eligible
for rollover treatment or transfer pursuant to the requirements of the Code and applicable regulations, including the requirements of Code Section 402(c) applicable to eligible rollover distributions.

                           The Plan Administrator shall develop such procedures,
and may require such information from an Employee on whose behalf such a rollover or transfer is to be made, as it deems necessary or desirable to determine that the proposed rollover or transfer will meet the requirements of this Section. Upon approval of the Plan Administrator, the amount rolled over or transferred shall be deposited in the Trust Fund and shall be credited to a Transfer Account. Such account shall be 100% vested in the Employee, shall share in income allocations in accordance with Section 5.2(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's Transfer Account shall be distributed in accordance with Article VI.

                  Upon such a rollover or transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed any age and/or service requirements of Section 3.1, his Transfer Account shall represent his sole interest in the Plan until he becomes a Participant.
                  (b) The Trustee may accept a direct transfer of an account balance from any Other Plan on behalf of any Employee eligible to participate in the Plan (regardless of whether he has satisfied any age and/or service requirements of Section 3.1) according to such procedures and requirements as are imposed by the Plan Administrator in its sole discretion.

                           The Plan Administrator shall develop such procedures,
and may require such information from an Employee on whose behalf such a transfer is to be made, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval of the Plan Administrator, the amount transferred shall be deposited in the Trust Fund and shall be credited to a Transfer Account. Such account shall share in income allocations in accordance with Section 5.2(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's Transfer Account shall be distributed in accordance with Article VI.

                           Upon such a transfer by an Employee who is otherwise
eligible to participate in the Plan but who has not yet completed any age and/or service requirements of Section 3.1, his Transfer Account shall represent his sole interest in the Plan until he becomes a Participant.

                  (c) In the case of any rollover or transfer of assets to this Plan from a Keogh plan, the Plan Administrator shall maintain records which enable the Plan Administrator to identify which portion of the Transfer Account is comprised of the Keogh plan amounts (and earnings thereon).

         4.7 Independent Appraisal of Employer Stock: When applicable, all valuations of shares of Employer Stock that are not readily tradeable on an established securities market will be made by an independent appraiser as defined by Code Section 401(a)(28). These valuations may be used for purposes of determining Employer contributions, account adjustments under Article V, and other purposes for which valuations of Employer Stock may be required under the Plan.


               ARTICLE V - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Maintenance of Accounts:

                  (a) Individual Accounts: The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have certain separate accounts: an Elective Deferral Account, an Employer Discretionary Contribution Account, an Employer Matching Contribution Account, an Employee Contribution Account and a Transfer Account, as well as sub-accounts therein

(if applicable): an Employer Stock Account and an Other Investments Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required, except where a Participant directs the investment of accounts if authorized in Article VI below. Distributions and withdrawals made from any account shall be charged to the account as of the date paid. In no event will the amount allocated to any Participant's accounts hereunder exceed the maximum addition allowable for such year as provided in Section 5.3. Each sub-account (if applicable) shall be maintained as described below.

                           (1) The Employer Stock Account maintained for each
Participant will be credited annually with the Participant's allocable share of Employer Stock (including fractional shares) purchased and paid for or contributed in kind, together with any Forfeitures of Employer Stock and with any stock dividends on Employer Stock allocated to his Employer Stock Account.

                           (2) The Other Investments Account maintained for each
Participant will be credited annually with the Participant's allocable share of [a] Employer contributions in cash, [b] any Forfeitures from a Participant's Other Investments Account, and [c] net income (or loss) of the Trust attributable to Trust Assets, together with any cash dividends on Employer Stock allocated to the Participant's Employer Stock Account (other than dividends distributed pursuant to Section 6.9). Such Other Investments Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Employer Stock or for the payment of any principal and/or interest on an Acquisition Loan.

                           In addition, the Committee shall maintain adequate
records of the aggregate cost basis of each class of Employer Stock allocated to each Participant's Accounts. The Committee shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee, in its discretion, may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and applicable law, including the ability to implement within the Trust a Participant's investment direction regarding the purchase or sale of Employer Stock.

                  (b) Loan Suspense Account: Any Financed Shares acquired by the Trust shall initially be credited to a Loan Suspense Account and will be allocated to the Employer Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocations to

Participants' Employer Stock Accounts for each Plan Year shall be determined by the Committee (as of each Plan Year end) as described immediately below.

                           (1) Principal and Interest Rule: The number of
Financed Shares held in the Loan Suspense Account immediately before the release (rounded upward to the nearest whole number of shares) for the current Plan Year shall be multiplied by a fraction, the numerator of which shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year, and the denominator of which shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed using the interest rate in effect as of the current Valuation Date.

                           (2) Principal Only Rule: The Committee may elect (at
the time an Acquisition Loan is incurred) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: [a] the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such combined amounts for ten (10) years; [b] interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and [c] the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

                           If subsection 5.1(b)(1) is applicable and if no
amount of principal and interest is paid for the Plan Year, or if subsection 5.1(b)(2) is applicable and no amount of principal is paid for the Plan Year, there shall be no release of shares of Employer Stock from the Loan Suspense Account for the Plan Year. Therefore, by establishing the terms of an Acquisition Loan or by extending, renewing or renegotiating the terms of a loan, the Employer may, in its sole and exclusive discretion, cause no shares of Employer Stock to be released from the Loan Suspense Account for a Plan Year or reduce or eliminate the number of said shares which would have been so released had the Employer not extended, renewed or renegotiated the terms of the Acquisition Loan.

                           In each Plan Year in which Trust Assets are applied
to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section shall be allocated among the

Employer Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Employer Contributions, earnings attributable to Employer Contributions and cash dividends on Financed Shares allocated to Participants' Employer Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. Cash dividends on Financed Shares used for payment of an Acquisition Loan shall be allocated pursuant to Section 5.2(b).

         5.2 Account Adjustments: The accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

                  (a) Income: The Income or loss of the Trust Fund (other than dividends on Employer Stock) for each relevant accounting period selected by the Committee shall be allocated in a uniform and nondiscriminatory manner to the Other Investments Accounts of Participants, former Participants and Beneficiaries who had unpaid balances in their Other Investments Accounts on the last day of the accounting period by using such time weighted method of allocation as may be approved from time to time by the Plan Administrator. For purposes of the foregoing, net income (or loss) includes the increase or decrease in the fair market value of Trust Assets, interest income, dividends and other income and gains or losses attributable to Trust Assets reduced by any expenses charged to said Trust Assets for that accounting period. The determination of said net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan. Each valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation Date.

                  (b) Dividends on Employer Stock: Any cash dividend received on shares of Employer Stock allocated to Participants' Employer Stock Accounts as of the record date relating to the cash dividend will be allocated to the Other Investments Account sub-account within the Employer Discretionary Contribution Account of such Participants. Any cash dividend received on unallocated shares of Employer Stock, including any Financed Shares credited to the Loan Suspense Account, shall be allocated in accordance with Section 5.2(a). Any stock dividend received on Employer Stock shall be credited to the Accounts to which such Employer Stock was allocated as of the record date relating to the stock dividend. Notwithstanding the foregoing, any cash dividends which are currently distributed to Participants pursuant to Section 6.9 shall not be credited to their respective Other Investments Accounts.
                  If cash dividends on Financed Shares allocated to a Participant's Employer Stock Account are used for payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Employer Stock Account.

                  (c) Employer Contributions:

                           (1) The Employer Contribution for a Plan Year which
is made pursuant to elective deferral agreements entered into with Participants pursuant to Section 4.2 for such Plan Year shall be allocated to the respective Participants' Elective Deferral Account and to his or her Employer Stock Account and/or Other Investments Account as of the last day of the calendar quarter which includes the last day of the payroll or bonus period with regard to which the Elective Deferral occurs.

                           (2) As of the end of each Plan Year, the Employer's
Profit Sharing Contribution for the Plan Year shall be allocated to the respective Participant's Employer Discretionary Contribution Account and to his or her Employer Stock Account and/or Other Investments Account of Participants who were not placed on inactive status during the Plan Year and who were employed by the Employer on the last day of the Plan Year (unless such Participant fails to satisfy these standards as a result of terminating employment on or after Normal Retirement Age or due to death or Disability). The amount allocated to each Participant's Employer Discretionary Contribution Account shall be in the same proportion as such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

                           (3) Notwithstanding the foregoing, the following
special rules apply:

                                    [a] If in any given Plan Year the
requirement that Participants be active (complete 1,000 or more Hours of Service during the Plan Year) in order to receive an Employer Discretionary Contribution would cause the Plan to fail the minimum participation rules of Code Section 401(a)(26) or the minimum coverage rules of Code Section 410(b), the number of Hours of Service which constitutes active status shall be reduced in a uniform manner to the extent necessary to satisfy Code Sections 401(a)(26) and/or 410(b).

                                    [b] If in any given Plan Year the
requirement that Participants be employed by the Employer on the last day of the Plan Year in order to receive an Employer Discretionary Contribution would cause the Plan to fail the minimum participation rules of Code Section 401(a)(26) or the minimum coverage rules of Code Section 410(b), the date on which employment is required during the given Plan Year shall be backed up in a uniform manner to the extent necessary to satisfy Code Sections 401(a)(26) and/or 410(b).

                                    [c] In no event will the amount allocated to
each Participant's accounts hereunder exceed the maximum addition allowable for such year as provided in Section 5.3.

                                    [d] If this Plan is a Top-Heavy plan under
Article XIII hereof, no allocations shall be made hereunder until the minimum contribution allocations set forth in Section 13.3 have been made.

                           (4) As of the end of each Plan Year, any Employer
Matching Contributions for a Plan Year which are made pursuant to Section 4.1(b) shall be allocated to the respective Employer Matching Contribution Accounts, Employer Stock Accounts and/or Other Investments Accounts of those Participants for whom the Employer Matching Contributions were made.

                  Notwithstanding the foregoing, all Employer contributions made for the Plan Years beginning in 1990, 1991, 1992, and 1993 will be allocated in accordance with the prior terms of the Plan as in effect on the date such contributions were made.

                  (d) Forfeitures: As of the end of each Plan Year, any Forfeitures which have become available for allocation during such Plan Year pursuant to Section 4.3, shall be credited to the Employer Stock Accounts or Other Investments Accounts of the same Participants who are entitled to an Employer Contribution for the Plan Year under Section 4.1(b). Such amounts shall be allocated according to the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

                  (e) Limitations on Allocations to Certain Participants:

                           (1) No portion of the Trust Fund attributable to (or
allocable in lieu of) Employer Stock acquired by the Plan after October 22, 1986 in a sale to which Code Section 1042 or Code Section 2057 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

                                    [a] during the "Nonallocation Period", for
the benefit of

                                            (i) any taxpayer who makes an
election under Code Section 1042(a) with respect to Employer Stock or any decedent if the executor of the estate of the decedent makes a qualified sale to which Code Section 2057 applies,

                                            (ii) any individual who is related
to
the taxpayer or the decedent (within the meaning of Code Section 267(b)) or,

                                    [b] for the benefit of any other person who
owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

                                            (i) any class of outstanding stock
of the Employer or Affiliated Employer which issued such Employer Stock, or

                                            (ii) the total value of any class of
outstanding stock of the Employer or Affiliated Employer.

                           (2) Except, however, subparagraph [1][a](ii) above
shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code
Section 1042 or Code Section 2057 is applied.

                           (3) A person shall be treated as failing to meet the
stock ownership limitation under paragraph [1][b] above if such person fails such limitation:

                                    [a] at any time during the one (1) year
period ending on the date of sale of Employer Stock to the Plan, or

                                    [b] on the date as of which Employer Stock
is allocated to Participants in the Plan.

                           (4) For purposes of this Section, "Nonallocation
Period" means the period beginning on the date of the sale of Employer Stock and ending on the later of:

                                    [a] the date which is ten (10) years after
the date of sale, or

                                    [b] the date of the Plan allocation
attributable to the final payment of the Acquisition Loan incurred in connection with such sale.

         5.3 Limitation on Allocations: This Section 5.3 applies notwithstanding any other provision in this Plan to the contrary.

                  (a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, which provides an Annual Addition as defined in Section 2.1, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

                  Prior to determining the Participant's actual compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                  As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

                  If pursuant to the preceding paragraph or as a result of the allocation of forfeitures, or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, there is an excess amount, the excess will be disposed of as follows:

                           (1) Any nondeductible voluntary Employee
Contributions, to the extent they would reduce the excess amount, will be returned to the Participant.

                           (2) If after the application of paragraph (1) an
excess amount still exists, and the Participant is covered by the Plan at the end of a Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                           (3) If after the application of paragraph (1) an
excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including any allocation of forfeitures) for all remaining

Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                           (4) If a suspense account is in existence at any time
during the Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                  (b) This section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan or welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer or an individual medical account, as defined in Code Section 415(l)(2) maintained by the Employer which provides an Annual Addition as defined in Section 2.1, during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

                  Prior to determining the Participant's actual compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 5.3(a).

                  As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

                  If, pursuant to the preceding paragraph, or as a result of the allocation of forfeitures, or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                           (1) the total excess amount allocated as of such
date, times

                           (2) the ratio of (i) the Annual Additions allocated
to the Participant for the Limitation Year as of such date under this Plan to
(ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

                  (c) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year.

                  (d) For purposes of this Section 5.3 the following definitions shall apply:

                           (1) Compensation: A Participant's earned income,
wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                                    [a] Employer contributions to a plan of
deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation.

                                    [b] Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                    [c] Amounts realized from the sale, exchange
or other disposition of stock acquired under a qualified stock option; and

                                    [d] Other amounts which received special tax
benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludible from the gross income of the Employee).

                                    For purposes of applying the limitations of
this Section 5.3(d)(1), compensation for a Limitation Year is compensation actually paid or includible in gross income during such Limitation Year.

                           (2) Defined benefit fraction: A fraction, the
numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                           (3) Defined contribution dollar limitation: $30,000
or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

                           (4) Defined contribution fraction: A fraction, the
numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible

Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) or 35 percent of the Participant's compensation for such year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

                           (5) Excess amount: The excess of the Participant's
Annual Additions for the Limitation Year over the maximum permissible amount.

                           (6) Highest average compensation: The average
compensation for the three consecutive years of service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in Section 2.1 of this Plan.

                           (7) Limitation Year: A calendar year, or the 12-
consecutive month period elected by the Employer. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. The Limitation Year for purposes of this Plan shall be the same as the Plan Year.

                           (8) Maximum permissible amount: The Maximum Annual
Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                                    [a] the defined contribution dollar
limitation; or

                                    [b] 25 percent of the Participant's
compensation for the Limitation Year.

                  The compensation limitation referred to in [b] shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or Code Section 419A(d)(2).

                  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------
                                       12

                           (9) Projected annual benefit: The annual retirement
benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                                    [a] the Participant will continue employment
until normal retirement age under the plan (or current age, if later), and

                                    [b] the Participant's compensation for the
current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                  (e) Special Acquisition Loan Rules: Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Employer's Federal income tax return for the Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 5.3(a); provided, however, that the provisions of this Section 5.3(e) shall be applicable only for a Plan Year in which not more than one-third (1/3) of the contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees (within the meaning of Code Section 414(q)). The Committee may reallocate such contributions to the extent necessary to satisfy this special rule.

                           Employer Stock that is released from the Loan
Suspense Account by reason of payments on an Acquisition Loan for the Plan Year shall be deemed to be contributed to the Trust for that Plan Year for purposes of Section 5.3.

                             ARTICLE VI - BENEFITS

         6.1 Benefit Distributions:

                  (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's benefit will be made in whole shares of Employer Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right (subject to Section 6.1(b)) to demand distribution of his benefit entirely in whole shares of Employer Stock (with only the value of any fractional share paid in cash).

                  (b) Notwithstanding anything herein to the contrary, if the Employer's charter or by-laws restrict the ownership of substantially all outstanding shares of Employer Stock to current Employees and the Trust or any other trust qualified under Code Sections 401(a) and 501(a), the distribution of a Participant's benefit shall be made entirely in cash without granting him the right to demand distribution in shares of Employer Stock. Alternatively, Employer Stock may be distributed subject to the requirement that it be immediately resold to the Employer under payment terms that comply with Section 6.12(a).

         6.2 Normal Retirement, Early Retirement or Disability: If a Participant's employment with the Employer is terminated at or after he reaches his Normal Retirement Age or his Early Retirement Age, or if his employment is terminated at an earlier age because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with
Section 6.5 within a reasonable time after he retires or becomes disabled.

                  A Participant's Early Retirement Age shall be the date upon which he attains age 59 1/2 and 6 years of service. If a Participant separates from service before satisfying the age requirement for Early Retirement, but has satisfied any service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of such age requirement.

                  In addition, any Participant who has attained age 59 1/2 and continues to be employed by the Employer shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.4 within a reasonable time after he requests distribution to be made.

         6.3 Death:

                  (a) This Section 6.3(a) applies when a Participant dies before distribution of benefits under the Plan has commenced. Within a reasonable time after receipt by the Plan Administrator of acceptable proof of death, the entire amount then in all of his accounts shall be paid to his Spouse or Beneficiary as determined in accordance with Section 6.5 in one of the forms set forth below if the Spouse or Beneficiary properly consents to said commencement. If the Spouse or Beneficiary does not so consent, commencement of benefits shall be postponed until the later date (not later than the latest date permitted by Section 6.5(a)) consented to by the Spouse or Beneficiary.

                           (1) If the requirements of Section 6.5(b)(1) are met
with regard to a Participant, the death benefit provided for above shall be paid in one of the optional forms set forth in Section 6.5(b)(3). If this Section 6.3(a)(1) applies and the Participant had not elected a form of payment prior to his death, the Beneficiary, in its sole discretion, shall determine the form of payment.

                           (2) If the requirements of Section 6.5(b)(1) are not
met with regard to a Participant, the death benefit provided for above shall be applied toward the purchase of an annuity for the life of the Surviving Spouse or Beneficiary; provided, however, that if a Participant who filed a Qualified Election in accordance with Section 6.5, any benefit payable under Section 6.3(a)(2) shall be paid in accordance with said election.

                           The "entire amount" in a Participant's account at
termination of employment shall include any Elective Deferral Contributions, Employer Matching Contributions or Employee after- tax Contributions made pursuant to any of Plan Sections 4.1, 4.2 or 4.3, respectively, for the Plan Year in which employment termination occurs where such contributions are not yet allocated to an account.

                  (b) If a Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         6.4 Termination for Other Reasons:

                  (a) At any given time, a Participant's vesting in his accounts will be determined in accordance with paragraphs (1) and (2) below. If a Participant's employment with the Employer is terminated before the Normal Retirement Age for any reason other than Early Retirement, Disability or Death, the Participant shall be entitled to the sum of:

                           (1) The entire amount credited to his Elective
Deferral Account, if any, his Employee Contribution Account, if any, (including any Employer or Employee contributions made or to be made to such accounts for the Plan Year in which employment termination occurs but not yet allocated on the employment termination date), his Transfer Account, if any and his Employer Matching Contribution Account plus

                           (2) An amount equal to the "vested percentage" of his
Employer Profit Sharing Contribution Account determined in accordance with the following schedule:


--------------------------------------------------------------------------
No. of Years of Service Credit             Vested       Forfeited
for Purposes of Vesting                  Percentage     Percentage
--------------------------------------------------------------------------
          0-1                                  0%         100%
           2                                  20%          80%
           3                                  40%          60%
           4                                  60%          40%
           5                                  80%          20%
           6                                 100%           0%

                  (b) Notwithstanding the foregoing, the vested percentage, if any, of the Employer Profit Sharing Contribution Account and the Employer Matching Contribution Account of a Participant who had been covered under the prior provisions of the Plan shall not be less than the vested percentage the Participant would have had if the provisions of the Plan as in effect immediately prior to the Effective Date had continued without change. Furthermore, the interest of a Participant shall be 100% vested and nonforfeitable upon the first to occur of attainment of: (1) age 62; (2) the Normal Retirement Age; and (3) the Early Retirement Age irrespective of the foregoing vesting schedule.

                  (c) If the value of a Participant's vested interest in the Trust exceeds (or at the time of any prior distribution exceeded) $3,500, payment of benefits due under this Section 6.4 shall commence within a reasonable time following the Participant's employment termination in accordance with Section

6.5 if the Participant (and, if applicable, the Participant's Spouse) properly consents to said commencement in accordance with Section 6.4(d) below. If the Participant does not so consent, commencement of benefits shall be postponed until the later date (not later than the latest date permitted by Section 6.5(a)) consented to by the Participant. In the event that such an early distribution has been made in the case of a terminated Participant who is less than 100% vested in his Employer Profit Sharing Contribution Account and/or his Employer Matching Contribution Account, the nonvested portion of his or her account will be disposed of in accordance with Section 4.5.

                  If the value of a Participant's vested interest in the Trust at the time of distribution (or at the time of any prior distribution) does not exceed $3,500, any benefit payable hereunder will be paid within one year after termination of employment in the form of a lump sum distribution ("Involuntary Cash Out"). For purposes of this paragraph, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. Any portion of his Employer-derived account balance which is not vested on the date of Involuntary Cash Out shall be forfeited in accordance with Section 4.5.

                           If the amount of a Participant's Employer Stock
Account balance cannot be determined by the Committee by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his benefit shall commence within sixty (60) days after the date on which his Employer Stock Account balance can be determined or after the date on which the Committee locates the Participant, whichever applies.

                  (d) The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. Prior to making any distributions under this Plan, the Committee shall notify the Participant and the Participant's spouse of the right to defer any distribution until the latest payment date set forth in Section 6.5(a). Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided not less than 30 days and no more than 90 days prior to the annuity starting date.
                  Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Joint and One-Half Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Joint and One-Half Survivor Annuity is not required with respect to the Participant pursuant to
Section 6.5(b), only
the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy either of Code Sections 401(a)(9) or 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee savings and stock ownership plan as defined in Code Section 4975(e)(7)) within the same controlled group.

                  For purposes of this Section, an account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                  (e) Payment of benefits due under this Section shall be made in accordance with Section 6.5.

         6.5 Payments of Benefits: When an amount credited to a Participant's account vests or is forfeited under any of the foregoing provisions of this Plan, the valuation of such amount of the Participant's account shall be made as of such date as the Plan Administrator deems appropriate.

                  (a) Time of Payment:

                           (1) In general, the time of payment will be as
determined in Section 6.2, 6.3 and 6.4. In any event, payment of the retired, disabled, deceased or terminated Participant's vested benefits must, unless the Participant elects otherwise in writing, commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                                    [a] the Participant attains the earlier of
the Plan's Normal Retirement Age or 65;

                                    [b] the 10th anniversary of the Plan Year in
which the Participant commenced participation in the Plan; or

                                    [c] the Participant terminates his service
with the Employer.

                           (2) Notwithstanding the foregoing, the failure of a
Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.4(d), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

                           (3) No written election may defer distribution of a
Participant's account balance to a date later than the required beginning date. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. However, the required beginning date of a Participant who attains age 70 1/2 before January 1, 1988 shall be determined in accordance with [a] or [b] below:

                                    [a] Non-5-percent owners. The required
beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                                    [b] 5-percent owners. The required beginning
date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979 is the first day of April following the later of:

                                            [1] the calendar year in which the
Participant attains age 70 1/2, or

                                            [2] the earlier of the calendar year
with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                                    The required beginning date of a Participant
who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990.

                                    A Participant is treated as a 5-percent
owner for purposes of this section if such Participant is a 5-percent owner as defined in Code Section 416(i) (without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                                    After distributions have begun to a
5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

                           (4) Elective Deferrals, Qualified Nonelective
Contributions and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his or her beneficiary, in accordance with such Participant's or beneficiary's election, earlier than the earliest to occur of the following events:

                                    [a] Separation from service, death or
disability.

                                    [b] Termination of the Plan without the
establishment of another defined contribution plan, other than an employee savings and stock ownership plan (as defined in Code Section 4975(e) or Code
Section 409) or a simplified employee pension plan as defined in Code Section 408(k).

                                    [c] The disposition by a corporation to an
unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                                    [d] The disposition by a corporation to an
unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

                                    [e] The attainment of age 59 1/2.

                                    Distributions after March 31, 1988 that are
triggered by any of [b], [c] or [d] above must be made in a lump sum.

                  (b) Form of Benefit: Except as otherwise noted in Plan Section 6.3, the distribution of a Participant's benefit shall be made in one of the following methods:

                           (1) If:

                                    [a] the Participant does not elect payments
in the form of a life annuity; and

                                    [b] on the death of the Participant the
Participant's vested account balance will be paid to his Surviving Spouse, if any, or, in the absence of a Surviving Spouse, to his designated Beneficiary; and

                                    [c] this Plan is not a direct or indirect
transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, then any benefit payable under the Plan shall be paid in any of the optional forms set forth in Section 6.5(b)(3) as elected by the Participant. In that event, the other provisions of Sections 6.5(b) and (c) shall not apply.

                           (2) If the requirements set forth in Section
6.5(b)(1) above are not met with regard to said Participant, a Participant's vested account balance will be paid in the form of a Joint and One-Half Survivor Annuity unless he has elected an optional form of benefit pursuant to a Qualified Election within the Election Period. The amount of the Joint and One-Half Survivor Annuity is the amount of benefit which can be purchased with the Participant's vested account balance.

                           (3) If he has elected an optional form of benefit
pursuant to a Qualified Election within the Election Period, a Participant's vested account balance may be paid in one of the following forms as elected by the Participant (and in the case of Participant's vested account balance in the ESOP Portion of the Plan, and approved by the Committee):

                                    [a] A lump sum payment equal to the vested
portion of the amount standing to the Participant's account as of his benefit commencement date including the surrender values of any policies and/or contracts that had been in force under this Plan on the Participant's life.

                                    [b] A direct transfer of the Participant's
vested account balance to another plan that satisfies the requirements of Code
Section 401(a). Effective January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.4(b)(3)[b], the following definitions shall apply:

                                            [1] Eligible rollover distribution:
An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                                            [2] Eligible retirement plan: An
eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                            [3] Distributee: A distributee
includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                                            [4] Direct rollover: A direct
rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    [c] In the case of benefits payable pursuant
to Section 6.3, the Participant may elect to allow his Surviving Spouse or Beneficiary to select the form in which any such benefits will be paid. When selecting such form, the Surviving Spouse or Beneficiary may choose among the optional forms listed in this Section 6.5(b)(3).

                                    Any benefit which is required to be
distributed in the form of an annuity pursuant to the terms of this Plan may be made by the purchase of an annuity contract from a commercial insurance company, and distribution of that contract to the Participant or Beneficiary. Any annuity contract distributed herefrom must be nontransferable. The terms of any annuity contract purchased and distributable by the Plan to a Participant or Beneficiary shall comply with the requirements of this Plan.

                  For purposes of this Section 6.5, a Participant's vested account balance shall mean the aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee Contributions, or both, at the time of death or distribution.

                  For purposes of benefits payable pursuant to Section 6.2 or 6.4, the Election Period shall be the 90-day period ending on the annuity starting date. For purposes of this Section 6.5, annuity starting date means the first day of the first period for which an amount is payable as an annuity or any other form. For purposes of benefits payable pursuant to Section 6.3, the Election Period shall begin on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation solely with respect to the account balance as of the date of separation.

                  A Qualified Election is a waiver of the preretirement survivor annuity or the Joint and One-Half Survivor Annuity payable to a Participant pursuant to Section 6.3 or 6.5. The waiver must be in writing and must be consented to by the Participant's Spouse. Pursuant to the waiver, the Participant may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits and the form in which those benefits will be paid. However, the Participant's Spouse must also consent in writing to any Beneficiary named and the form of benefit selected pursuant to the waiver. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or in the event of a deemed Qualified Election, the designated Spouse. In addition, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any consent obtained under this provision shall not be valid unless the Participant has received the notice provided in Section 6.5(c)(1).

                  Each waiver and Beneficiary designation shall be in the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. In the absence of a legally enforceable written Beneficiary designation pursuant to the foregoing, a Participant's Surviving Spouse, if any, shall be considered to be the designated Beneficiary. If there is no Surviving Spouse, then a Participant's estate shall be considered to be the designated Beneficiary.

                  (c) Notice Requirements.

                           (1) In the case of the Joint and One-Half Survivor
Annuity payable under this Section 6.5, the Committee shall no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date provide each Participant a written explanation of:

                                    [a] the terms and conditions of the Joint
and One-Half Survivor Annuity;

                                    [b] the Participant's right to make, and the
effect of an election to waive the qualified Joint and One-Half Survivor Annuity form of benefit;

                                    [c] the rights of a Participant's Spouse;
and

                                    [d] the right to make, and the effect of, a
revocation of a previous election to waive the Joint and One-Half Survivor Annuity.

                           (2) In the case of a qualified preretirement survivor
annuity as discussed in Section 6.3, the Plan Administrator shall provide each Participant within the notice period set forth below, a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of the preceding paragraph. The notice period means, with respect to a Participant, whichever of the following periods ends last:

                                    [a] The period beginning with the first day
of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35.

                                    [b] A reasonable period ending after the
individual becomes a Participant.

                                    [c] A reasonable period ending after Section
6.4(b)(2) applies to the Participant.

                                    [d] A reasonable period ending after
separation from service in the case of the Participant who separates before attaining age 35.

                           For purposes of applying this Section 6.5(c)(2), a
reasonable period ending after the enumerated events described in [b] and [c] is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the

Employer, the applicable period for such Participant shall be redetermined.

                           (3) If a distribution is one to which Code Sections
401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided that:

                                    [a] the Plan Administrator clearly informs
the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particularly distribution option), and

                                    [b] the Participant, after receiving the
notice, affirmatively elects a distribution.

                  (d) Committee Discretion:

                           (1) Timing of Distribution: At the Participant's
election in writing and subject to Section 6.5(a), payment of a Participant's ESOP Portion account balance(s) will generally begin at the time set forth in
Section 6.2, 6.3 or 6.4, as applicable; provided, however, that notwithstanding any provision in this Plan to the contrary, the Committee shall have discretion, with respect to that portion of a Participant's account balance(s) that is invested in Employer Stock (regardless of whether such Employer Stock was purchased at the Participant's direction pursuant to Section 6.8) to:

                                    [a] postpone payment to a date not later
than the Valuation Date of the Plan Year following the Plan Year in which a Participant's Normal Retirement, disability or death occurs; or

                                    [b] postpone payment to a date not later
than the Valuation Date of the sixth year following the Plan Year during which the Participant separates from service for any other reason.

                           If a Participant's account balance includes Financed
Shares, such shares shall not be deemed to be a part of his account balance until the Valuation Date of the Plan Year in which the Acquisition Loan has been fully repaid and all indebtedness incurred in connection with a single acquisition of Employer Stock shall be treated as one Acquisition Loan.

                           (2) Form of Distribution: In general, distributions
under this Article VI shall occur in the form requested by the Participant. The Committee may, in its discretion and based on the liquidity of the Trust Fund and the Employer and other relevant considerations, decide to pay any benefit in substantially equal periodic payments over a period not to exceed five (5) years; provided that this period over which installments may be made may be extended an additional year (up to five (5) additional years) for each $100,000 or fraction thereof by which the value of the distribution exceeds $500,000. Further, the Committee may, in its discretion, use a combination of equal and unequal installment payments.

                           (3) The Committee may, in its discretion, segregate
the vested interest in the Trust of a Participant and invest such amounts in assets other than Employer Stock in the certain circumstances, including, but not limited to, the following:

                                    [a] A Participant whose vested interest in
the Trust exceeds $3,500 and the Participant does not consent to his or her commencement of benefits in accordance with Section 6.4(c);

                                    [b] A Participant who is entitled to a
distribution cannot be located;

                                    [c] A Participant (whether terminated or
employed) is receiving installment payments from the Trust;

                                    [d] A Participant has terminated employment,
but is not yet entitled to receive a distribution from the Plan;

                                    [e] A portion of a Participant's account has
been or is eligible to be segregated for the benefit of an alternate payee pursuant to a Qualified Domestic Relations Order;

                                    [f] Any other time that the Committee deems
appropriate when such segregation would be in the best interests of the remaining Participants in the Plan.

         6.6 Distribution Restrictions: The restrictions contained in this section will apply to all of the optional forms of benefit listed in Section
6.5. Nothing contained in this Section 6.6 will have the effect of offering optional forms of benefit not contained in Section 6.5. All distributions required under this Section will be determined and made in accordance with the Proposed Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Regulation Section 1.401(a)(9)-2.

                  (a) As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                           (1) the life of the Participant,

                           (2) the life of the Participant and a designated


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

beneficiary,

                           (3) a period certain not extending beyond the life
expectancy of the Participant, or

                           (4) a period certain not extending beyond the joint
and last survivor expectancy of the Participant and a designated Beneficiary.

                  (b) If a Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date (as defined in Section 6.5(a)):

                           (1) If a Participant's benefit is to be distributed
over:

                                    [a] a period not extending beyond the life
expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary, or

                                    [b] a period not extending beyond the life
expectancy of the designated beneficiary,

the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                           (2) For calendar years beginning before January 1,
1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                           (3) For calendar years beginning after December 31,
1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of:
                                    [a] the applicable life expectancy, or

                                    [b] if the Participant's spouse is not the
designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 6.5(b)(1) above as the relevant divisor without regard to

Proposed Regulations Section 1.401(a)(9)-2.

                           (4) The minimum distribution required for the
Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                  (c) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

                  (d) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                           (1) If any portion of the Participant's interest is
payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (2) If the designated Beneficiary is the
Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of:

                                    [a] December 31 of the calendar year
immediately following the calendar year in which the Participant died; or

                                    [b] December 31 of the calendar year in
which the Participant would have attained age 70 1/2.

                  (e) If the Participant has not made an election pursuant to
Section 6.6(d) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution not later than the earlier of:

                           (1) December 31 of the calendar year in which
distributions would be required to begin under this section, or

                           (2) December 31 of the calendar year which contains
the fifth anniversary of the date of death of the

Participant.

If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (f) For purposes of Section 6.6(d) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.6(d), with the exception of Section 6.6(d)(2), shall be applied as if the surviving spouse were the Participant.

                  (g) For purposes of this Section 6.6, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                  (h) If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                  (i) For purposes of this Section 6.6, the following definitions shall apply:

                           (1) Applicable life expectancy. The life expectancy
(or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                           (2) Designated Beneficiary. The individual who is
designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) and the regulations thereunder.
                           (3) Distribution calendar year. A calendar year for
which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Sections 6.6(d)-(h) above.

                           (4) Life expectancy. Life expectancy and joint and
last survivor expectancy are computed by use of the expected return multiplies in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                                    For purposes of this Section 6.6, life
expectancies shall not be recalculated.

                           (5) Participant's benefit.

                                    [a] The account balance as of the last
valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                                    [b] For purposes of paragraph [a] above, if
any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         6.7 Waiver of Distribution Restrictions: Notwithstanding any other provisions of this Article VI restricting distributions from the Plan, the Committee may pay benefits to an alternate payee pursuant to the terms of a qualified domestic relations order (as defined in Code Section 414(p)). Distribution to the alternate payee will be made in accordance with the distribution rules of the Plan which are otherwise applicable to all Participants, however, in the case of a distribution to the alternate payee of benefits from the 401(k) Portion of the Plan, the Committee may pay benefits to the alternate payee regardless of whether the Participant has attained the earliest retirement age (as defined in Code Section 414(p)(4)(B)) under the Plan. In addition, the Committee may designate separate accounts within the Trust those amounts which are the subject of a qualified domestic relations order in accordance with Code Section 414(p) and may segregate such assets in accordance with Section 6.5(d)(3).

         6.8 Investment Direction: A Participant may, with the Employer's consent, direct the Committee to invest his Elective Deferral Account balance and Transfer Account balance in one or more investment options (including Employer Stock) determined from time to time by the Trustee and the Committee. If no election is made by a Participant, the Trustee, in its sole discretion, shall direct the investment of said Participant's entire interest in the Trust.

                  (a) Allocation of Contributions to Investment Options. A Participant may elect the manner in which the balances in his or her directed Accounts shall be allocated among the investment Funds at such time, in such manner and on such form as the Committee shall prescribe in a uniform and nondiscriminatory manner.

                  (b) Transfers of Investments. A Participant, or a former Participant or Beneficiary receiving installment distributions under the Plan, may elect to transfer amounts among any of the optional investment funds at such time, in such manner and in such form as the Committee shall prescribe in a uniform and nondiscriminatory manner.

                  (c) Changes in Investments. The Committee reserves the right to change the investment options under the Plan.

                  (d) Loans. Participants may receive loans from the Plan pursuant to the provisions of Section 6.15. A loan to a Participant shall be made from those accounts, the investment of which is being directed by the Participant, and shall reduce the amounts invested in the optional Funds. Repayments of a loan shall reduce the amount of the loan investment and shall be invested in such optional Funds in accordance with the Participant's then current investment direction. Loans and loan repayments shall not be treated as elections of allocations or transfers under paragraphs (a) and (b) above.

         6.9 Dividend Distributions: Subject to Section 5.2(b), with regard to cash dividends on Employer Stock allocated to the accounts of Participants, the Board of Directors may direct that:

                  (a) any such dividends be paid currently (or within ninety
(90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis; or

                  (b) The Employer will pay such dividends directly to Participants; or

                  (c) any such dividends are used to make payments on a loan described in Code Section 404(a)(9).

                  Such payment (if any) of cash dividends to Participants pursuant to Section 6.9(a) or (b) may be limited to dividends on shares of Employer Stock which are then vested or may be applicable to dividends on all shares allocated to Participants' Accounts.

         6.10 Voting Employer Stock:

                  (a) Effective for the Plan Year beginning January 1, 1997, each Participant (or, in the event of his death, his Beneficiary) shall have the right to direct the Committee as to the manner in which whole and partial shares of Employer Stock allocated to his Employer Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before each such meeting of shareholders, the Committee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Employer Stock allocated to such Participant's account shall be voted on each such matter. Upon timely receipt of such directions from each Participant, the Committee shall instruct the Trustee to vote the number of shares (including fractional shares) of Employer Stock allocated to such Participant's Stock Account as directed by each Participant or Beneficiary, and the Committee shall have no discretion in such matter. The directions received by the Committee from Participants shall be held by the Committee in confidence.

                  The Committee shall direct the Trustee vote unallocated shares of Employer Stock and allocated shares for which it has not received direction in the same proportion as directed shares are voted and the Committee shall have no discretion in such matter.

                  If the Committee fails or refuses to give the Trustee timely directions as to how to vote any Employer Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Employer Stock and shall consider the Committee's failure or refusal to give timely instructions as an exercise of the Committee's rights and a directive to the Trustee not to vote said Employer Stock.

                  Notwithstanding the foregoing, if any agreement entered into by the Trust provides for voting of any shares of Employer Stock pledged as security for any obligation of the Trust, such shares of Employer Stock shall be voted in accordance with such agreement to the extent such agreement complies with relevant provisions of ERISA and the Code.

                  (b) If a tender or exchange offer is commenced for Employer
Stock:

                           (i) The Committee shall distribute in a timely manner to each Participant (or Beneficiary) such information as is distributed to holders of Employer Stock in connection with the tender or exchange offer.

                           (ii) All Employer Stock held by the Trustee in Employer Stock Accounts shall be tendered or not tendered by the Trustee in accordance with the directions it receives from the Committee. Each Participant (or Beneficiary) (subject to subparagraph
         (b)(iii) below) shall be entitled to direct the Committee with respect to the tender of such Employer Stock allocated to his account. The instructions received by the Committee shall be held by the Committee in confidence.

                           (iii) With respect to Employer Stock allocated to an Employer Stock Account with respect to which directions by Participants (or Beneficiaries) are not received and Employer Stock held by the Trustee that is not allocated to Employer Stock Accounts, the Committee shall instruct the Trustee to tender or not tender such Employer Stock in the same proportion as directed shares are voted in 6.10(b)(ii) above.

                  (c) The Committee and Trustee shall make no recommendations regarding the manner of exercising any rights under this Paragraph, including whether or not such rights should be exercised.

         6.11 Diversification of Investments:

                  (a) Election by Qualified Participant. Each Qualified Participant (determined by excluding any years of participation in the Prior
Plan) shall be permitted to direct the Plan as to the investment of 25 percent of the value of the Participant's account(s) in the ESOP Portion of the Plan within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period as defined in Section 2.1(vv). Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the value of such account balance.

                  (b) Method of Directing Investment. The Participant's direction shall be provided to the Committee in writing, and shall be effective as soon as administratively feasible, but in no event later than 180 days after the close of the Plan Year to which the direction applies.

                  (c) Distribution for Investment. At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's account that is covered by the election described in Section 6.11(a) above within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Employer Securities from the Plan. This
Section 6.11(c) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $3,500. If the Participant and the Participant's spouse do not consent, such amount shall be retained in this Plan.

         6.12 Rights, Options and Restrictions on Employer Stock:

                  (a) The Employer shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Employer Stock which is or becomes not readily tradeable on an established securities market. The put option shall permit the Participant (or Beneficiary) to sell such Employer Stock to the Employer at any time during two option periods, at the most recently completed valuation determined pursuant to Plan Section 4.7. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of valuation pursuant to Plan Section 4.7 (and notice to the Participant thereof) in the following Plan Year. The Employer may allow the Committee to direct the Trustee to purchase shares of Employer Stock tendered to the Employer under a put option. The payment for any Employer Stock sold under a put option shall be made within 30 days if the shares were distributed as part of an installment obligation. If the shares are distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Employer or the Committee). This "put option" shall be nonterminable within the meaning of Internal Revenue Service Regulation 54.4975-(11)(a)(ii).

                  (b) To the extent applicable under relevant law, shares of Employer Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Employer, and then to the Trust, at a "fair market value". A bona fide written offer from an independent prospective buyer shall be deemed to be a "fair market value" for this purpose. The Employer and the Committee (on behalf of the Trust) shall have total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Employer may require that a Participant entitled to a distribution of Employer

Stock execute an appropriate stock transfer agreement (evidencing right of first refusal) prior to receiving a certificate of Employer Stock.

                  (c) Shares of Employer Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws.

                  (d) Non-Terminable Protections and Rights. No Employer Stock, except as provided in Section 6.12, acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Stock acquired with the proceeds of an Acquisition Loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, or an amendment of the Plan shall cause a termination of said protections and rights.

         6.13 Securities and Exchange Commission Approval: The Employer may request an interpretive letter from the Securities and Exchange Commission stating that the transfers of Employer Stock contemplated hereunder do not involve transactions requiring a registration of such Employer Stock under the Securities Act of 1933. In the event that a favorable interpretive letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretive letter or to terminate the Plan.

         6.14 Hardship Withdrawals of Elective Deferrals:

                  (a) At any time, but not more frequently than once in each Plan Year, a Participant may elect, with the written consent of his or her Spouse, to withdraw up to an amount equal to the balance then credited to his or her Elective Deferral Account, not including earnings credited to the Account after December 31, 1988. Such withdrawals may be made only if the purpose of the withdrawal is to meet immediate and significant financial needs of the Participant where the amount of the withdrawal is not reasonably available from the resources of the Participant.

                  (b) The only financial needs considered to be immediate and significant are:

                           (1) Deductible medical expenses incurred or necessary
(within the meaning of Code Section 213(d)) of the Participant, the Participant's spouse, children or dependents.

                           (2) The purchase (excluding mortgage payments) of a
principal residence for the Participant.

                           (3) Payment of tuition for the next twelve (12)
months of post-secondary education for the Participant, the Participant's spouse, children or dependents.

                           (4) The need to prevent the eviction of the
Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

                  (c) A distribution will be considered as necessary to satisfy an immediate and significant financial need of the Participant only if:

                           (1) The Participant has obtained all distributions,
other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer.

                           (2) All plans maintained by the Employer provide that
the Participant's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution.

                           (3) The distribution is not in excess of the amount
of an immediate and significant financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

                           (4) All plans maintained by the Employer provide that
the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

                  (d) All withdrawal elections shall be made by a Participant on written forms supplied by the Plan Administrator for that purpose. Upon employment termination, a Participant's remaining Elective Deferral Account shall be distributed in a manner consistent with Article VI hereof.

         6.15 Loans to Participants: The Trustee may lend a Participant or Beneficiary an amount not in excess of 50% of the vested portion of his or her Elective Deferral Account as of the date on which the loan is approved subject to those special limits described in Section 6.15(g) hereof. The Plan Administrator may approve loans to a Participant or Beneficiary only to meet a Participant's immediate and heavy financial need as defined in Code section 414(g). Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, and they shall not be made available to Highly Compensated Employees as defined in Code Section 414(q) or shareholders in an amount greater than the amount made available to other Employees.

                  In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

                  (a) An application for a loan by a Participant or Beneficiary shall be made in writing to the Plan Administrator, whose action thereon shall be final.

                  (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and the borrower. Loans shall provide for level amortization with payments to be made not less frequently than quarter annually over a period not to exceed five years. However, if the loan is used to acquire a dwelling unit that is to be used within a reasonable time as determined at the time the loan is made as the principal residence of the Participant, the repayment period shall not exceed such period as may be determined by the Plan Administrator and the Trustee.

                  (c) Each loan shall be made against such collateral as the Trustee and the Plan Administrator may require, supported by the borrower's collateral promissory note for the amount of the loan including interest, payable to the order of the Trustee. In the event of default, where the sole security for the loan is the Participant's interest in the Trust, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

                           Notwithstanding the foregoing, any portion of a loan
made on or after August 19, 1985 which is secured by a married Participant's interest in the Trust must be consented to by the Participant's Spouse not more than 90 day prior to the date the loan proceeds are distributed. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

                  (d) Each loan shall bear interest at a rate to be fixed by the Plan Administrator determining the interest rate; the Plan Administrator shall take into consideration the interest rates currently being charged. The Plan Administrator shall not discriminate among Participants or Beneficiaries in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate which is commercially reasonable. Whether an interest rate is commercially reasonable shall be determined with reference to the interest rate charged by banks in the surrounding area in a similar transaction.

                  (e) No distribution shall be made to any Participant or former Participant or to the Beneficiary of any such Participant or former Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated.

                  (f) No loans will be made to Shareholder-Employees or Owner-Employees. For purposes of this requirement, a Shareholder-Employee means an Employee or officer of an electing small business corporation (Subchapter S corporation) who owns, or is considered as owning within the meaning of the Code
Section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

                  (g) Notwithstanding the foregoing, no Participant or Beneficiary may borrow an amount which (when added to the outstanding balances of all other loans from the Plan) exceeds the lesser of:

                           (i) $50,000 reduced by the amount by which [the
highest outstanding loan balance owing by the Participant to the Plan during the one year period ending on the day before the new loan proceeds are to be disbursed] exceeds [the participant's loan balance immediately before the promissory note relating to the new loan proceeds is executed]; or

                           (ii) One-half of the sum of his vested
Employer-derived account balance.

                           This maximum loan limit as contained in this Section
6.15(g) shall be applied to all qualified plans of the Employer (as well as all qualified plans treated as sponsored by a single Employer under any of Sections 414(b), (c), and (m) of the Code) in the aggregate. In no event will the limitation imposed by this Section 6.15(g) operate to limit the dollar amount of loans permitted under other provisions of this Section 6.15 to less than $10,000 (from all qualified plans of the Employer or related Employers in the aggregate).


                            ARTICLE VII - TRUST FUND

         7.1 Trust Contributions: All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All contributions made by the Employer are expressly conditioned upon the initial qualification of the Plan under the Internal Revenue Code and upon the deductibility under Section 404 of the Internal Revenue Code of contributions made to provide Plan benefits. Contributions being expressly conditioned upon the initial qualification of the Plan must be returned to the Employer within one year after the date the initial qualification is denied, provided that the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

         Notwithstanding anything herein to the contrary, the Employer may request that a contribution which was made due to a mistake of fact, or which was not deductible under Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed).

         7.2 Investment of Trust Assets:

                  (a) Purchase of Employer Stock. Trust Assets (including Employer Profit Sharing Contributions and Employer Matching Contributions pursuant to Section 4.1(b)) will be invested by the Trustee primarily in Employer Stock in accordance with directions from the Committee. Contributions (and other Trust Assets) may be used to acquire shares of Employer Stock from any shareholder of the Employer or an Affiliated Employer, from the Employer or an Affiliated Employer, from an estate, or from any other person or entity deemed appropriate by the Committee. The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held in cash. Subject to Participant investment direction in Section 6.8, the Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Employer Stock. All purchases or sales of Employer Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed the fair market value of Employer Stock as determined in good faith by the Committee pursuant to applicable law. The Plan or Trust may not obligate itself to acquire Employer Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (b) Borrowing to Acquire Employer Stock. Subject to the approval of the Board of Directors, the Committee may direct the Trustee to enter into Acquisition Loans (including an Acquisition Loan with a Disqualified Person) from time to time to finance the acquisition of Employer Stock (Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Employer Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall meet the requirements of Section 4975(d)(3) of the Internal Revenue Code and Section 408(b)(3) of ERISA and regulations thereunder. Those requirements include (among others) the requirements described below.

                           (1) The loan shall be for a specific term and not
payable upon demand except in the event of default.

                           (2) The loan is primarily for the benefit of
Participants and Beneficiaries, at a reasonable rate of interest, and under terms at the time the loan is made which are at least as favorable to the Plan as the terms of a comparable loan resulting from arms-length negotiations between independent parties.

                           (3) The proceeds of the loan must be used within a
reasonable time after their receipt to acquire Employer Stock or for making repayment of an outstanding Acquisition Loan.

                           (4) The loan shall be without recourse against the
Plan and collateral for the loan shall be limited to Employer Stock acquired with the proceeds of the loan or used as collateral on an outstanding Acquisition Loan which is being repaid. The lender shall have no right to any assets of the Plan other than the collateral, Employer Contributions (excluding contributions of Employer Stock) and earnings on such collateral and contributions (including but not limited to dividends paid on unallocated Employer Stock).

                           (5) In the event of a loan default, the value of the
Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default and, if the lender is a party in interest or Disqualified Person, shall not exceed an amount of Plan assets equal to the amount of the payment schedule with respect to which there is a failure to pay.

                           (6) The loan terms may provide that there shall be no
required payments of principal and/or interest for one or more years. The Employer may from time to time direct the Trustee to renegotiate any such loan to change the payment terms with respect to payments not then due and payable, to extend the period of payment, or to reduce or eliminate the amount of any payment or payments or principal and/or interest not then due and payable.

                           (7) Any pledge of Financed Shares must provide for
the release of shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Employer Stock Accounts under Article V.

                  These rules shall be changed by amendment to the Plan to the extent changes in applicable law require or permit.

                  (c) Acquisition Loan Payments. Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions including Employer Profit Sharing Contributions and/or Employer Matching Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on shares of Employer Stock (whether allocated or unallocated) acquired with the proceeds of the Acquisition Loan. The payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Employer is the lender with respect to an Acquisition Loan, Employer Profit Sharing Contributions and Employer Matching Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Employer is not the lender with respect to an Acquisition Loan, the Employer may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

                  (d) Sales of Employer Stock. Subject to the approval of the Board of Directors and at the direction of the Committee, the

Trustee may sell shares of Employer Stock to any person (including the Employer), provided that any such sale must be made at a price which satisfies applicable law as of the date of the sale. Notwithstanding the provisions of
Section 7.2(d), the Trustee may apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Company or the termination of the ESOP or if the ESOP ceases to be an employee savings and stock trust Agreement under Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Trustee (with the approval of the Board of Directors and at the direction of the Committee) may either sell any Financed Shares that have not yet been allocated to Participants' Employer Stock Accounts or obtain an Acquisition Loan in an amount sufficient to make such payments (if currently permitted by applicable law). Any sale of Employer Stock under this Section 7.2(d) must comply with the fiduciary duties applicable to the Trustee under
Section 404(a)(1) of ERISA.


                         ARTICLE VIII - ADMINISTRATION

         8.1 Allocation of Responsibility Among Fiduciaries: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1. The Employer shall have the sole authority to appoint and remove the Trustee, Committee, any Committee Member and any Investment Manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall be the Plan Administrator and shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         8.2 Appointment of Committee: The Plan shall be administered by the ESOP Committee which is composed of individuals appointed by the Board of Directors of the Employer to serve at its pleasure and without compensation. The Committee members shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. The Trustee shall be notified in writing by the Employer of the names of the Committee members. The Trustee may conclusively assume that the members of the Committee will continue to act in that capacity until the Trustee has been notified by the Employer to the contrary in writing.

             Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. Minutes of each meeting of the Committee shall be kept. The Committee will direct the Trustee on all matters which require instructions or directions, as provided in this Plan and the Trust Agreement. The Committee may allocate its fiduciary responsibilities among its members and may designate other persons (including the Trustee) to carry out its fiduciary responsibilities (other than investment responsibilities) under the Plan. The Committee may designate any one or more of its members to have authority to sign any documents on its behalf. The Trustee shall be fully protected in complying with any instructions received from the Committee member(s) so designated.

             The Committee shall be responsible for directing the Trustee as to the investment of the Trust Assets. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Employer Stock. The Committee shall establish a funding policy and method for directing the Trustee to acquire Employer Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

             The Committee is empowered, on behalf of the Plan, to employ investment advisers, accountants, legal counsel and other agents to assist it in the performance of its duties under the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer and any expenses not paid by the Employer shall, upon the written consent of the Committee, be paid by the Trustee out of the principal or income of the Trust fund. The Employer shall secure fidelity bonding for the fiduciaries of the Plan, as required by Section 412 of ERISA.

             The Employer or the Trustee (as directed by the Committee) may purchase insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the insurance must permit recourse by the insurer against the fiduciary in the case of breach of a fiduciary obligation by such fiduciary. The Employer shall indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense, except such liability or expense as may result from his own willful misconduct.

             The Committee shall be the Committee under Section 414(g) of the Code and under Section 3(16)(A) of ERISA. The Committee shall be the designated agent of the Plan for the service of legal process.

         8.3 Claims Procedure: The Committee shall have discretionary authority regarding claims for benefits and shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. Approval or denial of a claim is to be delivered or mailed to the claimant within 60 days of the time such claim is made. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied in whole or in part for a review of the decision denying the claim. Review must be applied for by written request to the Committee within 60 days after denial of the claim. The Committee will advise the claimant of its decision within 60 days after such request is made.

         8.4 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notification to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

         8.5 Other Committee Powers and Duties: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

             (a) discretionary authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

             (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

             (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

             (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

             (e) to furnish the Employer, upon request such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

             (f) to receive, review and keep on file (as it deems convenient and proper) reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

             (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

             The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

         8.6 Rules and Decisions: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         8.7 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

         8.8 Application and Forms for Benefits: Claims for benefits under the Plan are to be made on forms supplied by the Employer. Such forms are available at the Personnel Office of the Employer. Claims are to be submitted to the Committee, in care of the Employer. The Committee may rely upon all such information so furnished it, including the claimant's current mailing address.

         8.9 Facility of Payment: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

         8.10 Indemnification of the Committee: The Committee shall be indemnified by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                           ARTICLE IX - MISCELLANEOUS

         9.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

         9.2 Rights to Trust Assets: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund, upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

         9.3 Nonalienation of Benefits: Except as provided in Article VI, no benefit, right or interest payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, seizure, attachment or levy of any kind, either voluntary or involuntary, or any other legal, equitable or other process. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

         9.4 Discontinuance of Employer Contributions: In the event of a permanent discontinuance of contributions to the Plan by the Employer, the accounts of each affected Participant shall, as of the date of such discontinuance, become nonforfeitable.

         9.5 Controlled Group of Corporations: Except as provided in Regulations issued under IRC Section 414(a), all employees of all Affiliated Employers shall be treated as employed by a single Employer.

             Further, all Years of Service with other Affiliated Employers shall be credited for purposes of determining an Employee's eligibility to participate or his nonforfeitable percentage of his Accrued Benefit under the Plan.

         9.6 Control of Trades or Businesses by Owner-Employee: If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 40l(a) and (d) for the Employees of this and all other trades or businesses.

             If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Code Sections 40l(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

             If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

             For purposes of the preceding paragraphs, an Owner- Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                 (1) own the entire interest in an unincorporated trade or business, or

                 (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

             For purposes of the preceding sentence, an Owner- Employee, or two or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

         9.7 Leased Employees: Any leased employee shall be treated as an Employee of the Employer. However, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. The preceding sentence shall not apply to any leased Employee if such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) immediate participation, and (3) full and immediate vesting. For purposes of this paragraph, the term "leased Employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year where such services are a type historically performed by Employees in the business field of the Employer.

         9.8 Unclaimed Pension Checks: If a check in payment of a benefit payable under this Plan has been mailed by regular United States mail to the last address of the payee furnished to the Trustee and the check is returned unclaimed, payments to such payee shall be discontinued and shall be held in his respective Accounts until his correct address shall become known to the Trustee. Any such amounts will be credited with fund earnings in accordance with Section
5.2. If the Trustee does not receive written notice from the payee of a new address within the time provided by Michigan law for escheat of unclaimed property of this kind, all right to receive such benefits shall cease and the property shall escheat to the State of Michigan.

         9.9 Correction of Errors: Notwithstanding any other provision of this Plan to the contrary, the Employer and the Plan Administrator reserve the right to correct (retroactively, if necessary) any error in the Plan language or in the administration of the Plan which was inadvertently made in the good faith creation and/or administration of this retirement program.

         9.10 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section.


                  ARTICLE X - AMENDMENTS AND ACTION BY EMPLOYER

         10.1 Amendments: The Employer reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants or their Beneficiaries, provided, however, that the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

              No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit, including any optional forms of benefits contained in the Plan prior to this restatement. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived account balance will not be less than the percentage computed under the Plan without regard to such amendment.

              The Employer may amend the Plan by adding overriding plan language where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under these Sections.

         10.2 Action by Employer: Any action by the Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

         10.3 Amendment or Change of Vesting Schedule: No amendment to the vesting schedule set forth at Section 6.4 above, nor any change thereof due to change in the top-heavy status of the Plan, shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the then operative vesting schedule of this Plan is amended or deemed amended due to a change in the top-heavy status of the Plan, each Participant with at least three Years of Service with the Employer at the date of amendment may elect, within a reasonable period after the adoption of the amendment or the change, to have his nonforfeitable percentage computed under this Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting five Years of Service for three Years of Service where such language appears. The period within which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

              (1) 60 days after the amendment is adopted; or

              (2) 60 days after the amendment becomes effective; or

              (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.


            ARTICLE XI - SUCCESSOR EMPLOYER, MERGER OR CONSOLIDATION

         11.1 Successor Employer: In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

         11.2 Plan Assets: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with, or transferred to, the other trust fund only if:

             (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

             (b) resolutions of the Boards of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

             (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.


                        ARTICLE XII - PLAN TERMINATION

         12.1 Right to Terminate: In accordance with the procedures set forth in this Article, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

              In the event of the termination or partial termination of the Plan, or in the event of a discontinuance of contributions thereunder, the accrued benefit of each affected Participant shall become fully vested as of the date of such termination or discontinuance, and no forfeiture shall then or thereafter occur.

         12.2 Partial Termination: Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Plan Administrator, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.3.

         12.3 Liquidation of the Trust Fund: Upon complete or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, the accounts of all Participants affected thereby shall become fully vested and nonforfeitable, and the Plan Administrator shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, former Participants and Beneficiaries in proportion to their respective account balances; provided, however, that neither the Employer nor an Affiliated Employer maintains a successor plan. All distributions on plan termination will be made in accordance with Section 6.5. In the event Employer Stock is sold in connection with the termination of the Plan or an amendment to the Plan to become a Plan that is not a stock bonus plan, all benefits under the ESOP Portion of the Plan may be distributed in cash.

         12.4 Manner of Distribution: To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Administrator (in its discretion) may determine. All non-cash distributions shall be valued at fair market value at date of distribution.


                   ARTICLE XIII - TOP-HEAVY PLAN RESTRICTIONS

         13.1 General Rule. If, for any Plan Year beginning after December 31, 1983, the Plan is a top-heavy plan as determined under Section 13.2, then the requirements in Section 13.3 shall apply to the extent indicated by that paragraph; provided, however, that the Employer-derived account balances which are subject to a vesting schedule pursuant to Section 6.5 of any employee who does not complete an Hour of Service after the Plan becomes top-heavy is not subject to any top-heavy vesting schedule set forth in Section 6.4.

         13.2 Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure.

              (a) Required Plan Aggregation. First, there shall be aggregated with this Plan (1) each qualified plan, whether or not terminated, of the Employer in which a key employee is or was a Participant at any time during the determination period and (2) each other plan of the Employer which enables a plan described in Section 13.2(a)(1) to meet the requirements of Code Section 401(a)(4) or 410.

              (b) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under Section 13.2(a) hereof and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under Section 13.2(a) hereof. For purposes of this computation:

                  (1) there shall be included in the said sum any distributions made to an employee from this Plan, or from another plan required to be aggregated under Section 13.2(a), within the five year period ending on the determination date;

                  (2) in calculating any employee's accrued benefit for purposes of Section 13.2, rollovers shall be treated in the following manner:

                      [a] Unrelated rollovers:

                          [1] the plan providing the distribution always counts
the distribution as a distribution under Code Section 416(g)(3)(B); and

                          [2] the plan accepting the rollover does not consider
the rollover part of the accrued benefit if said rollover was accepted after December 31, 1983. If the rollover was accepted before December 31, 1983, it is considered part of the accrued benefit.

                      [b] Related rollovers (whether or not occurring before December 31, 1983):

                          [1] the plan providing the rollover does not count the
rollover as a distribution under Code Section 416(g)(3)(B); and

                          [2] the plan accepting the rollover counts the
rollover as part of the accrued benefit.

                  (3) there shall be excluded from said sum the account balance and present value of the accrued benefit of any employee who:

                      [a] formerly was a key employee but who is not a key employee for the year ending on the determination date; or

                      [b] has not performed any service for any Employer maintaining the Plan at any time during the 5 year period ending on the determination date.

             (c) All Employee Sum. Third, under the same procedures as set forth in Section 13.2(b) above (including the special rules in Section 13.2(b)(1), (2), and (3)) the sum of account balances and present values of accrued benefits for all employees shall be computed.

                  Solely for the purpose of determining if the plan, or any other plan included in a required aggregation group of which this plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

                  (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by all Affiliated Employers, or

                  (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

             (d) Top-Heavy Test Fraction. Fourth, the sum computed in Section 13.2(b) shall be divided by the sum computed in Section 13.2(c). If the resulting fraction is 0.60 or less, the Plan is not a top-heavy plan for the Plan Year with regard to which the determination was made. If the fraction is greater than 0.60, the Plan is a top-heavy plan for the Plan Year in question, unless after the permissive plan aggregation described in Section 13.2(e) below, the recomputed fraction is 0.60 or less.

             (e) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer other than those required to be aggregated under Section 13.2(a) may be aggregated with the required aggregation group (for purposes of the topheaviness determination) so long as such aggregate group would meet the requirements of Code Sections 401(a)(4) and 410. Those steps described in Section 13.2(b), (c), and (d) may then be repeated, based on this permissively aggregated group. If the top-heavy test fraction computed in
Section 13.2(d) is 0.60 or less for this permissive group, then the Plan is not a top-heavy plan for the Plan Year in question. However, if the top-heavy test fraction computed in 13.2(d) is greater than 0.60 for this permissive group, only this Plan (and any plans of the Employer that are required to be aggregated under Section 13.2(a)) is top-heavy for the Plan Year in question. Any plans which may be aggregated with this Plan under this Section 13.2(e) are not, as the result of permissive aggregation with this Plan, top-heavy.

        13.3 Superseding Rules. For each Plan Year with regard to which the Plan is a top-heavy plan, the requirements in this Section 13.3 shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

             (a) Adjusted Code Section 415 Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code
Section 415, the number 1.00 shall be substituted for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in Section 5.3 of the Plan, and "$41,500" shall be substituted for "$51,875" in the numerator of the Transition Fraction in Section 5.3 of the Plan; provided, however, that if the Plan is not super top-heavy and if (1) the Plan provides in a given Plan Year a minimum nonintegrated contribution for non-key employees which is 7 1/2% of Compensation, or (2) the Participant does not participate in the Employer's defined benefit plan but receives a minimum nonintegrated contribution to this Plan equal to 4% of his or her Compensation, then this Section 13.3(a) shall not supersede Plan Section 5.3.

             (b) Minimum Contributions for Non-Key Employee Participants. Nonintegrated Employer contributions and forfeitures allocated for the Plan Year on behalf of each non-key employee Participant shall equal at least (1) 3% of Compensation or, if less, (2) the maximum percentage of Employer contributions including Elective Deferrals (as a percentage of Compensation not in excess of $200,000) allocated on behalf of any key employee Participant for the Plan Year multiplied by the non-key employee Participant's Compensation for the Plan Year. This minimum allocation shall be made even though, under the other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year because of
(1) the Participant's failure to complete 1,000 Hours of Service, or (2) the

Participant's failure to make any mandatory employee contributions to the Plan, or (3) compensation less than a stated amount. For purposes of this rule, Employer contributions made under any other defined contribution plan of the Employer in which any key employee participates or which enables another defined contribution plan of the Employer to meet the requirements of Code Section 401(a)(4) or 410 shall be considered contributions made under this Plan. These minimum contribution rules shall apply to each Participant in a top-heavy plan regardless of whether the Participant is classified for purposes of the Plan as active or inactive. These minimum contribution rules shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

        If any non-key employee Participant is also a Participant in any one or more defined benefit plans maintained by the Employer, the percentage Employer contribution allocable to any non-key employee Participant pursuant to the foregoing paragraph shall be at least 5% of Compensation.

         13.4 Special Definitions. For purposes of this Article XIII, the following terms shall have the meanings indicated:

              (a) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year.

              (b) "employee" means a common-law employee of the Employer who is or once was a Participant, including any Beneficiary, but excluding any employee who is a member of a unit of employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer.

              (c) "key employee" means each employee (or former employee) who, at any time during the Plan Year or any of the four preceding Plan Years:

                  (1) is an officer of the Employer whose annual compensation for the Plan Year exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A);

                  (2) is one of the ten employees owning or considered owning (under Code Section 318) the largest interests in the Employer (except that an employee will not be considered a top ten owner for a Plan Year if the employee earns less than 100% of the dollar limitation under Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls);

                  (3) owns more than 5% of the outstanding stock or voting power of all stock of an incorporated Employer or more than 5% of the capital or profit interest of an unincorporated Employer;

                  (4) owns more than 1% of the outstanding stock or voting power of all stock of an incorporated Employer or more than 1% of the capital or profit interest of an unincorporated Employer and has annual Compensation from the Employer of more than $150,000; or

                  (5) a beneficiary of any person included in (c)(1)-(c)(4) above.

                  The determination of who is a key employee will be made in accordance with Section 416(i)(l) of the Code and the regulations thereunder.

                  For purposes of Section 13.4(c)(2), (3), and (4), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Section 318(a)(2).

              (d) "related rollover" means a rollover either (1) not initiated by the employee or (2) made to a qualified retirement plan maintained by another employer required to be aggregated under any of Code Sections 414(b), (c) or (m) with the employer sponsor of the Plan from which the rollover distribution was made.

              (e) "unrelated rollover" means a rollover initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer not required to be aggregated with the first employer under any of Code Sections 414(b), (c), or (m).

              (f) "super top-heavy" means a top-heavy plan in which the fraction computed under Section 13.2(d) hereof exceeds 0.90.

              (g) "Valuation Date". The date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio shall be the last day of each Plan Year.

              (h) "Compensation" or "annual compensation" means compensation as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to an elective deferral agreement which are excludible from the employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

DATED this 20  day of December  , 1996.
          ----       -----------

                                        COMMERCIAL BANK

                                        /s/ Dean E. Milligan

                                        By:
                                           ----------------------------------
                                           Dean E. Milligan, President

                             FIRST AMENDMENT TO THE
                                 COMMERCIAL BANK
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                  The Commercial Bank Employee Savings and Stock Ownership Plan is hereby amended effective January 1, 1997, by making the following changes:

                  1. Section 4.1(b)(2) is replaced in its entirety with the following:

                  (2) Employer Matching Contributions: Subject to the limitations of Section 4.4, the Employer shall for each Plan Year contribute to the Trust Fund an amount equal to such amount for every one dollar ($1.00) of Elective Deferral Contributions made by each Participant who was not placed on inactive status during the Year and who was employed by the Employer on the last day of the Plan Year (unless such Participant fails to satisfy these standards as a result of terminating employment on or after Normal Retirement Age or due to death or Disability) as is determined by resolution of the Board of Directors adopted on or before the last day of each Plan Year. Employer Matching Contributions may be made in the form of cash or Employer Stock as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Matching Contributions may be paid as provided in Section 7.2(d) with notice to the Trustee. Employer Matching Contributions may also be used to repay any currently maturing obligations under any Acquisition Loan.

                      If a Participant does not make Elective Deferral
                  Contributions to the Plan during the entire Plan Year, he or she shall be entitled to Employer Matching Contributions based on Compensation paid during the time period during which he or she made Elective Deferrals. All such Employer Matching Contributions shall be deposited in the Trust Fund not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions which have been granted for the filing of such return.

                  2. The first paragraph of Section 4.5 is replaced with the following:

                  4.5 Final Disposition of Forfeitures: All nonvested amounts will be forfeited and allocated among the accounts of other Participants as of the earlier of the last day of the Plan Year in which:

                      (a) distribution commences to the terminated Participant,
                  or

                      (b) such Participant incurs his fifth consecutive one year
                  Break in Service.

                  3.  Sections 5.2(c)(3)[a] and [b] are deleted.

                  4. The seventh line of the first paragraph of Section 13.3(b) is replaced with the following:


                      in excess of $150,000) allocated on behalf of any key employee


                                          COMMERCIAL BANK


Dated:        December 3, 1998                     By: /s/ Jeffrey S. Barker
         ---------------------------                  --------------------------
                                                           Jeffrey S. Barker

                                                   Its:       President
                                                       -------------------------

                             SECOND AMENDMENT TO THE
                                 COMMERCIAL BANK
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                  The Commercial Bank Employee Savings and Stock Ownership Plan is hereby amended effective January 1, 1998, unless specifically noted to the contrary as set forth below, by making the following changes:

                  1. Section 4.1 is amended by adding a new paragraph after the first full paragraph to read as follows:

                     All activities and contributions hereunder shall be assumed to relate to the 401(k) portion of the Plan and not the ESOP portion of the Plan unless specifically stated otherwise in resolutions of the Board of Directors.

                  2. Section 4.7 shall be replaced in its entirety to read as follows:

                  4.7 Independent Appraisal of Employer Stock: When applicable, all valuations of shares of Employer Stock (relating solely to the ESOP portion of the Plan) that are not readily tradeable on an established securities market will be made by an independent appraiser as defined by Code Section 401(a)(28). These valuations may be used for purposes of determining Employer contributions, account adjustments under Article V, and other purposes for which valuations of Employer Stock may be required under the Plan, but only as such valuations relate solely to the ESOP portion of the Plan.

                  3. The first full paragraph of Section 6.8 shall be replaced with the following:

                  6.8 Investment Direction: A participant may, with the Employer's consent, direct the Committee to purchase or sell certain investment options (including Employer Stock) under such terms and conditions as determined from time to time by the Employer and the Committee as set forth in Administrative Procedures.

                  4. Section 7.2(d) shall be amended in a manner so that the second line shall read as follows:


                  of the Board of Directors and at the direction of the Committee (consistent with Section 6.8 hereof)

                                            COMMERCIAL BANK



Dated:   December 3, 1998                   By: /s/ Jeffrey S. Barker
       --------------------                    ---------------------------------
                                               Jeffrey S. Barker, President

                             FIRST AMENDMENT TO THE
              COMMERCIAL BANK EMPLOYEE SAVINGS AND STOCK OWNERSHIP
                                 TRUST AGREEMENT

                  The Commercial Bank Employee Savings and Stock Ownership Trust Agreement is hereby amended effective January 1, 1999 by making the following changes:
                  1. Section 1.01(f) is hereby replaced in its entirety with the following:

                  (f)  Trustees:         Jeffrey S. Barker
                                         Patrick G. Duffy

                  2. Section 5.01(o) is replaced in its entirety with the following:

                  (o) To transfer, at any time and from time to time, such part or all of the Trust Fund as it shall deem advisable to a state or national banking institution as trustee of any trust maintained by it as a medium for the collective investment of trust funds of which it may from time to time be acting as Trustee, and to withdraw any part or all of the Trust Fund so transferred; in which event the provisions of any such trust shall be deemed a part of this Agreement to the extent that they shall not be inconsistent with the provisions hereof.


                                                COMMERCIAL BANK


Dated:   December 3, 1998                       By: /s/ Jeffrey S. Barker
      -----------------------                      ---------------------------
                                                   Jeffrey S. Barker, President


                  By their signatures hereto, the new Trustees agree to be bound by the terms of the Trust Agreement, a copy of which has been attached hereto.

Dated:   December 3, 1998                       By: /s/ Jeffrey S. Barker
      ------------------------                     ---------------------------
                                                   Jeffrey S. Barker

Dated:   December 3, 1998                       By: /s/ Patrick G. Duffy
      ------------------------                     ---------------------------
                                                   Patrick G. Duffy



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                                 COMMERCIAL BANK

                      EMPLOYEE SAVINGS AND STOCK OWNERSHIP
                                 TRUST AGREEMENT


                  This Agreement, made this 20th day of December , 1996, by and between the Employer named in Article I of this Agreement (hereinafter referred to as the "Employer") and the Trustee named in Article I of this Agreement (hereinafter referred to as the "Trustee").

                  WITNESSETH:

                  WHEREAS, it is the policy of the Employer to so finance and conduct its operations as to enable Employees to acquire stock ownership interests in the Employer; and

                  WHEREAS, Commercial Bank adopted the Commercial Bank Employee Savings and Stock Ownership Plan and Trust Agreement for its eligible employees effective January 1, 1997 (hereinafter referred to as the "Plan"); and

                  WHEREAS, an ESOP Committee has been appointed to administer the Plan; and

                  WHEREAS, under the Plan (the terms of which are incorporated herein for purposes hereof), funds will from time to time be contributed to the Trustee, which funds will constitute a trust fund to be held for the exclusive benefit of the participants in the Plan or their beneficiaries, including payment of certain expenses; and

                  WHEREAS, the Employer wants the Trustee to hold, invest, reinvest and otherwise to administer the funds, and the Trustee has indicated its willingness to do so, all pursuant to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Employer and the Trustee do hereby covenant and agree as follows:


                    ARTICLE I - DEFINITIONS AND CONSTRUCTION

             1.01 Definitions: The following words and phrases shall, when used herein, have the following respective meanings unless their context clearly indicates otherwise:

                  (a) Committee: The person or entity appointed under the provisions of the Plan to administer the Plan.

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

                  (b) Employer: Commercial Bank, a banking organization organized and existing under the laws of the State of Michigan, or its respective successor or successors.

                  (c) Plan: The Commercial Bank Employee Savings and Stock Ownership Plan, as amended from time to time.

                  (d) Primary Employer: The Primary Employer for purposes of this Trust shall be Commercial Bank.

                  (e) Trust (or Trust Fund): The fund known as the Commercial Bank Employee Savings and Stock Ownership Trust, as set forth in this Agreement, as from time to time amended.

                  (f) Trustees: Citizens Bank.

             1.02 Construction: The masculine gender, where appearing in this Agreement, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Trust and not to any particular provision or section.


                      ARTICLE II - RECEIPT OF CONTRIBUTIONS
                          AND PAYMENTS FROM TRUST FUND

             2.01 The Trustee shall receive any contributions paid to it in cash or in the form of such other property including Employer Stock as it may from time to time deem acceptable and which shall have been delivered to it. Subject to Article III, the Trust assets shall be invested by the Trustee pursuant to written instructions from the Committee appointed by the Employer to administer the Plan. All contributions so received, together with the income therefrom and any other increment thereon, (hereinafter collectively referred to as the "Trust Fund") shall be held, invested, reinvested and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Employer may make contributions in cash or Employer Stock in such manner and at such times as shall be appropriate. Employer contributions and other Trust assets may be used to acquire shares of Employer Stock. The Trustee shall not be responsible for the calculation or collection of any contribution under or required by the Plan, but shall be responsible only for property received by it pursuant to this Agreement.

             2.02 The Plan, this Agreement and the Trust Fund thereunder are intended to meet all the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, and the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

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

         2.03 Subject to the limitations imposed by Section 2.04 of this Article, the Trustee shall from time to time on the written directions of the Committee make payments out of the Trust Fund to such persons, including the Committee, in such amounts and for such purposes as may be specified in the written directions of the Committee, including the purchase of annuity contracts. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Committee. Any written direction of the Committee shall constitute a certification that the distribution or payment so directed is one which the Committee is authorized to direct. If distribution is directed in Employer Stock, the Trustee or the Committee shall cause the Employer to issue an appropriate stock certificate to the person entitled thereto to be delivered to such person by the Committee. Any cash distribution shall be made by the Trustee furnishing its check to the Committee for delivery to the Participant or Beneficiary.

         2.04 Anything contained in this Agreement to the contrary notwithstanding, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries, for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the participants under the Plan and their beneficiaries, except that payment of taxes and administration expenses may be made from the Trust Fund as provided in Article VI hereof.


                            ARTICLE III - INVESTMENTS

         3.01 As directed by the Committee and subject to the provisions of
Section 3.04 hereof, the Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such securities or in such property, real or personal, tangible or intangible, or part interest therein, wherever situated, whether or not productive of income, or consisting of wasting assets, as the Trustee shall deem advisable, including but not limited to stocks, common or preferred, including Employer Stock, trust and participation certificates, interests in investment companies whether so-called "open-end mutual funds" or "closed-end mutual funds", common investment funds, leaseholds, fee titles, bonds or notes and mortgages, and other evidences of indebtedness or ownership, irrespective of whether such securities or such property shall be of the character authorized by any state law from time to time for trust investments. The primary purpose of this Trust is to invest primarily or totally in Employer Stock. Therefore, the Trustee shall be exempt from otherwise applicable rules relating to diversification of investments with respect to investments made in Employer Stock. The Trustee may dispose of Employer Stock for reasons other than those described in Article II only if



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

specifically directed in writing by the Committee with the approval of the Board of Directors of the Employer or in accordance with Section 3.04 hereof. The Committee shall assume the responsibility and liability for the prudence of investments directed by it under Section 3.01. The Committee may delegate in writing to the Trustee the responsibility for investing Trust Assets other than Employer Stock.

         3.02 The term "investment company" as used in Section 3.01 above shall include shares of open-end investment companies, including, without limiting the generality of the foregoing, such investment companies as are commonly known as "money-market funds". The Trustee shall use the price established and provided from time to time by any such open-end investment company for any valuation required under the terms of this Agreement.

         3.03 The term "Employer Stock" as used herein shall mean shares of stock as defined in Section 2.1 of the Plan. If the Trustee is directed to dispose of any Employer Stock held as Trust Assets under circumstances which require registration and/or qualification of the securities under applicable federal or state securities laws, then the Employer (at its own expense) will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

         3.04 This Section 3.04 shall control where inconsistent with other Trust provisions. The Plan allows any Participant to direct the investment of a portion of his interest in the Trust. Consistent therewith, each Participant's directed interest in the Trust shall be placed in a segregated account within the Trust. This segregated account shall be invested in any security or other property or other form that the Trustee has the power to invest in hereunder, as directed by the Participant and consistent with the terms of the Plan. Such investment shall not be restricted by any law governing investments by fiduciaries. Each Participant so directing may, subject to the terms of the Plan, subsequently notify the Trustee that he desires any investment made from the fund so segregated sold, converted to any other investment or otherwise disposed of. The Trustee shall then purchase such investment or dispose of such investment as stated in the notice received from the Participant. The Trustee shall incur no liability whatsoever for carrying out the Participant's written instructions. Investments so acquired shall be held by the Trustee for the Participant and all income and/or losses thereon shall be credited to the Participant's account from which the investment was made. Investments so acquired shall be held by the Trustee until distributed in accordance with the Plan or until the Trustee is directed to dispose of the assets by the Participant on the basis indicated below. Such segregated accounts shall not share any Trust valuation gains or losses as otherwise provided herein. Any Trust assets not the subject of a valid written election shall be



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invested by the Trustee in accordance with the Plan. In any event, this directed investment provision shall be administered in a manner consistent with ERISA
Section 404 or any successor thereto.


                           ARTICLE IV - FUNDING POLICY

         4.01 The discretion of the Trustee in investing and reinvesting the principal and income of the Trust Fund other than investments in Employer Stock shall be subject to such funding policy, and any changes thereof from time to time, as the Committee may, pursuant to the Plan, adopt from time to time and communicate to the Trustee in writing. It shall be the duty of the Trustee to act strictly in accordance with such funding policy, and any changes therein, as so communicated to the Trustee from time to time in writing.

         4.02 The Plan Administrator shall establish and carry out a funding policy consistent with the purposes of the Plan and the requirements of applicable law, as may be appropriate from time to time. As part of such funding policy, the named fiduciary shall from time to time direct the Trustee or the Investment Manager (if an Investment Manager has been appointed), to exercise its investment discretion so as to provide sufficient cash assets in an amount determined by the named fiduciary, under the funding policy then in effect, to be necessary to meet the liquidity requirements for the administration of the Plan.


                          ARTICLE V - TRUSTEE'S POWERS

         5.01 As directed by the Committee when administering the Trust Fund, the Trustee is authorized and empowered, subject to the provisions of Articles III and IV hereof:

              (a) To purchase and subscribe (including transactions with the Employer, or any Affiliated Employer, or any shareholder of the Employer or Affiliated Employer) for any securities including Employer Stock or other property and to retain such securities or other property in trust;

              (b) To sell at public or private sale, for cash, or upon credit, or otherwise dispose of any property, real or personal; and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of any such sale or other disposition;

              (c) To adjust, settle, contest, compromise and arbitrate any claims, debts, or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference thereto;

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

              (d) To exercise any conversion privilege subscription rights or other options pertaining to or in connection with securities or other property held by it; to consent to or otherwise participate in any reorganization, consolidation, merger or adjustment pertaining to any corporate reorganization or other changes affecting corporate securities, to deposit any property with any committee or depositary, and to pay any assessments or other charges in connection therewith;

              (e) To exercise itself, or by general or limited power of attorney, any right, including the right to vote, incident to any securities or other property held by it;

              (f) To borrow money from any lender including the Employer upon such terms and conditions as may be deemed advisable to carry out the purposes of the trust, to finance the acquisition of Employer Stock and to pledge securities in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a temporary basis on which no interest is payable;

              (g) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees or to otherwise deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in the terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure;

              (h) To invest all or part of the Trust Fund in interest-bearing deposits with the Trustee (if the Trustee is a bank), or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan as defined in the Employee Retirement Income Security Act of 1974, including but not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate;

              (i) To register any investment held in the Trust Fund, including Employer Stock, in its own name or in the name of a nominee or to hold any investment in bearer form;

              (j) To employ suitable agents, accountants and counsel and to pay their reasonable expenses and compensation or to reimburse the Employer for such expenses and compensation paid by the Employer, all as permitted by law;

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

              (k) To hold any part or all of the Trust Fund uninvested;

              (l) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as it may deem advisable;

              (m) To make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

              (n) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article V or otherwise in the best interests of the Trust Fund;

              (o) To transfer, at any time and from time to time, such part or all of the Trust Fund as it shall deem advisable to a state or national banking institution as trustee of any trust maintained by it as a medium for the collective investment of trust funds of which it may from time to time be acting as Trustee, and to withdraw any part or all of the Trust Fund so transferred; in which event the provisions of any such trust shall be deemed a part of this Agreement to the extent that they shall not be inconsistent with the provisions hereof.

              (p) To vote any stocks (including Employer Stock as provided in Article VI of the Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

              (q) To participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Employer Stock or any other securities;

              (r) To enter into an Acquisition Loan.

              The Committee may authorize the Trustee to act on any matter (or class of matters) with respect to which directions or instructions from the Committee are called for hereunder without specific directions or instructions from the Committee.

         5.02 Notwithstanding anything to the contrary herein contained, in the event that an Investment Manager is appointed by the Employer to direct the investment and reinvestment of all or a portion of the Trust Fund pursuant to
Article III hereof, the Plan Administrator may direct the Trustee, by written notice, to segregate said portion of the Trust Fund into a separate



                                      109
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investment account or investment accounts.

         5.03 Any such Investment Manager shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940; (ii) be a bank, as defined in that Act; or (iii) be an insurance company qualified to perform investment management services under the laws of more than one state. If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Employer shall deliver to the Trustee a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager's acceptance of such appointment, an acknowledgment by the Investment Manager that it is a fiduciary of the Plan, and a certificate evidencing the Investment Manager's current registration under said Act. The Trustee shall be fully protected in relying upon such instruments and certificate until otherwise notified in writing by the Employer.

         5.04 The Trustee shall follow the directions of the Investment Manager regarding the investment and reinvestment of the Trust Fund, or such portion thereof as shall be under management by the Investment Manager and shall exercise the powers set forth in Section 5.01(a), (b), (c), (d), (e), (f), (g), and (h) as directed by the Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment or the exercise or non-exercise of the powers in Section 5.01 of this Article V. The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing or participating in a breach of fiduciary duty by the Investment Manager. The Employer hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting or not acting pursuant to any direction from the Investment Manager or failing to act in the absence of any such direction.

         5.05 The Investment Manager at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker; and in order to facilitate such transaction, the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be.

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         5.06 In the event that an Investment Manager should resign or be removed by the Employer, or if no Investment Manager is appointed, the Trustee shall manage the investment of the Trust Fund pursuant to Articles III, IV and V unless and until it shall be notified of the appointment of another Investment Manager with respect thereto as provided in this Article V.

         5.07 The accounts, books and records of the Trustee shall reflect the segregation, pursuant to the provisions of Article V hereof, of any portion or portions of the Trust Fund in a separate investment account or accounts.


                         ARTICLE VI - FEES AND EXPENSES

         6.01 The expenses incurred by the Trustee in the performance of its duties, including fees for legal services, and such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, including any and all taxes assessed against the Trustee or the Trust Fund, shall be paid from the Trust Fund unless paid by the Employer.


                 ARTICLE VII - TRUSTEE'S DUTIES AND OBLIGATIONS

         7.01 The Trustee shall discharge its duties under this Agreement solely in the interest of the participants in the Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and their beneficiaries and defraying reasonable expenses of administering the Plans, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and, subject to Participants' rights to direct the investment of their accounts (if permitted by the Plan) and insofar as investments are made in Employer Stock, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of this Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as this Agreement and the said Act may be from time to time amended; but the duties and obligations of the Trustee as such shall be limited to those expressly imposed upon it by this Agreement notwithstanding any reference herein to the Plan, or to the provisions thereof, it being hereby expressly agreed that the Trustee is not a party to the Plan.

         7.02 The Trustee may consult with counsel (who may be counsel for the Employer or for the Trustee in its individual capacity), and the Trustee shall not be deemed imprudent by



                                      111
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reason of its taking or refraining from taking any action in accordance with the opinion of counsel. The Employer agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Fund, unless arising from the Trustee's own negligent or willful breach of the provisions of this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except such as may be required by a law which prohibits the waiver thereof.

         7.03 The Trustee shall be entitled, as it may deem appropriate from time to time, to require of the Employer, the named fiduciary or any other person involved in the administration of the Plan or investment of the Trust Fund, or having any interest under the Plan or in, to, or under this Agreement or to the Trust Fund held hereunder, such certifications and proofs of facts as shall permit the Trustee to perform its duties under the Employee Retirement Income Security Act of 1974 (or any regulation thereunder) as may be in effect from time to time, or to exercise the powers granted the Trustee under this Agreement.


                       ARTICLE VIII - ACCOUNTS AND RECORDS

         8.01 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder and all such accounts and other records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer or the Committee. Within ninety (90) days following the close of the fiscal year of the Trust Fund and within ninety (90) days after the removal or resignation of the Trustee as provided under Article IX hereof, the Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation. Upon the expiration of sixty (60) days from the filing of such account, the Trustee shall be forever released, remised and discharged from all liability and accountability to anyone with respect to the propriety of its accounts and transactions shown in such accounts except with respect to any such account or transactions as to which the Employer shall within such sixty
(60) day period file written exceptions and objections. To the extent permitted by law, but subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Employer may require an accounting or bring any action against the Trustee with respect to the Trust Funds or its actions as Trustee.

         8.02 Notwithstanding any other provision of this Article



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VIII, the Trustee shall have the right to have a judicial settlement of the
Trustee's accounts, or for instructions in connection with the Trust Fund, the only necessary parties thereto in addition to the Trustee shall be the Employer and the Plan Administrator. If the Trustee so elects, it may bring in any other person or persons as a party or parties defendant.

                  ARTICLE IX - TRUSTEE'S REMOVAL OR RESIGNATION

         9.01 Any Trustee may be removed by the Employer at any time upon sixty
(60) days' notice in writing to the Trustee and the Committee. Any Trustee may resign at any time upon sixty (60) days' notice in writing to the Employer. Upon such resignation or removal, the Employer shall appoint a successor trustee and such successor trustee shall have the same powers and duties as those conferred upon each Trustee named in this Agreement. The removal of a Trustee and the appointment of a successor trustee shall be by written instrument delivered to the Trustee.


                  ARTICLE X - LIMITATION ON TRUSTEE'S LIABILITY

         10.01 The Committee shall administer the Plan as provided therein, and the Trustee shall not be responsible in any respect for administering the Plan nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet or discharge any payments or liabilities under the Plan. The Trustee shall not be liable for any loss to or diminution in value of Employer Stock held as Trust Assets. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication of the Committee when signed by the Committee. The Employer from time to time shall furnish the Trustee with the names and specimen signatures of the Committee and officers of the Employer, and shall promptly notify the Trustee of the termination of office of the Committee or officer of the Employer and the appointment of such person's successor. Until notified to the contrary in writing, the Trustee shall be fully protected in relying upon the most recent certification of the Committee and officers of the Employer furnished to it by the Employer.

         10.02 Any action required by any provision of this Agreement to be taken by the Board of Directors of the Employer shall be evidenced by a resolution of the Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Employer, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been expressly prescribed in this Agreement, any other action of the Employer under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Employer, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Employer as



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proof of any fact or matter that the Trustee deems necessary or desirable to have established in the administration of the Trust Fund (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

         10.03 The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make investigation or inquiry as to the truth, accuracy, or completeness of any statement contained therein.


                       ARTICLE XI - AMENDMENT OF AGREEMENT

         11.01 The Employer reserves the right at any time and from time to time by action of its Board of Directors to amend in whole or in part any or all of the provisions of this Agreement, with the exception of Section 2.04 of Article II hereof, by an instrument in writing duly acknowledged and delivered to the Committee and the Trustee, provided that no such amendment which affects the rights, duties, responsibilities or immunities of the Trustee may be made without its consent.


                   ARTICLE XII - TERMINATION OF PLAN OR TRUST

         12.01 This Agreement and the Trust, which is part of the Plan, may be terminated at any time by the Employer, and upon such termination, or upon the dissolution or liquidation of the Employer, the Trust Fund shall be paid out by the Trustee as and when directed by the Committee or the Employer, in accordance with the provisions of Article II hereof.


                     ARTICLE XIII - APPLICATION OF STATE LAW

         13.01 Subject to the provisions of the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, which may be applicable and provides to the contrary, this Agreement, as amended from time to time, shall be administered, construed and enforced according to the laws of the State of Michigan and in courts situated in that State.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.



                                 COMMERCIAL BANK

                                         /s/ Dean E. Milligan
                                         BY:
                                            ------------------------------------
                                            Dean E. Milligan, President


                                         CITIZENS BANK

                                         /s/ Jerry A. Young

                                         BY:
                                            ------------------------------------
                                            Jerry A. Young

                                            Its: Vice President & Trust Officer
                                                --------------------------------



                                      115